Exhibit 99.2

ANNUAL REPORT ON FORM 10-K

ITEMS 8, 15(a)(1) AND (2)

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2002

INSIGNIA FINANCIAL GROUP, INC.

NEW YORK, NEW YORK

The following consolidated financial statements of Insignia Financial Group, Inc. are included in Item 15:

Insignia Financial Group, Inc.

Independent Auditors’ Reports

Consolidated balance sheets—December 31, 2002 and 2001

Consolidated statements of operations—Years ended December 31, 2002, 2001and 2000

Consolidated statements of stockholders’ equity—Years ended December 31, 2002, 2001 and 2000

Consolidated statements of cash flows—Years ended December 31, 2002, 2001 and 2000

Notes to consolidated financial statements

All other financial statements and schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Independent Auditors’ Report

Board of Directors

Insignia Financial Group:

We have audited the accompanying consolidated balance sheet of Insignia Financial Group, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Insignia Financial Group, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 4 to the consolidated financial statements, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board Statement No.123, Accounting for Stock-Based Compensation, and the provisions of Statement No.141, Business Combinations, and Statement No.142, Goodwill and Other Intangible Assets effective January 1, 2002.

/S/ KPMG LLP

New York, New York

February 17, 2003, except for the last paragraph

of Note 22, which is as of March 14, 2003

Report of Independent Auditors

Board of Directors

Insignia Financial Group, Inc.

We have audited the accompanying consolidated balance sheet of Insignia Financial Group, Inc. as of December 31, 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insignia Financial Group, Inc. at December 31, 2001, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 4 to the financial statements, in 2000 the Company changed its method of accounting for revenue recognition for leasing commissions.

/S/ ERNST & YOUNG LLP

New York, New York

February 8, 2002

Insignia Financial Group, Inc.

Consolidated Balance Sheets

	December 31
	2002	2001
	(In thousands)
Assets
Cash and cash equivalents	$111,513	$131,860
Receivables, net of allowance of $6,684 (2002) and $5,972 (2001)	155,321	176,120
Restricted cash	21,518	21,617
Property and equipment, net	55,614	62,198
Real estate investments, net	134,135	95,710
Goodwill, less accumulated amortization of $57,992 (2001)	289,561	288,353
Acquired intangible assets, less accumulated amortization of $65,276 (2002) and $57,145 (2001)	17,611	21,462
Deferred taxes	47,609	43,171
Other assets, net	39,957	20,069
Assets of discontinued operation	—	57,822

Total assets	$872,839	$918,382

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,743	$12,876
Commissions payable	63,974	86,387
Accrued incentives	52,324	63,911
Accrued and sundry	117,990	100,863
Deferred taxes	15,795	12,675
Notes payable	126,889	169,972
Real estate mortgage notes	66,795	37,269
Liabilities of discontinued operation	—	34,572

Total liabilities	457,510	518,525

Stockholders’ Equity:
Preferred stock, par value $.01 per share—authorized 20,000,000 shares, Series A, 250,000 (2002), Series B, 125,000 (2002) and 250,000 (2001) issued and outstanding shares	4	3
Common Stock, par value $.01 per share—authorized 80,000,000 shares 23,248,242 (2002) and 22,852,034 (2001) issued and outstanding shares, net of 1,502,600 (2002 and 2001) shares held in treasury	232	229
Additional paid-in capital	437,622	422,309
Notes receivable for common stock	(1,193)	(1,882)
Accumulated deficit	(16,241)	(11,912)
Accumulated other comprehensive loss	(5,095)	(8,890)

Total stockholders’ equity	415,329	399,857

Total liabilities and stockholders’ equity	$872,839	$918,382

See accompanying notes to the consolidated financial statements.

Insignia Financial Group, Inc.

Consolidated Statements of Operations

	Years Ended December 31
	2002	2001	2000
	(In thousands)
Revenues
Real estate services	$711,235	$732,485	$773,542
Property operations	9,195	3,969	5,212
Equity earnings in unconsolidated ventures	3,482	13,911	3,912
Other income, net	793	2,096	1,365

	724,705	752,461	784,031

Costs and expenses
Real estate services	647,459	668,079	681,867
Property operations	7,264	1,145	1,346
Internet-based businesses	—	—	17,168
Administrative	14,344	13,439	16,355
Depreciation	17,588	15,392	11,638
Property depreciation	1,920	990	1,623
Amortization of intangibles	5,153	24,408	23,825

	693,728	723,453	753,822

Operating income	30,977	29,008	30,209

Other income and expenses:
Interest income	3,951	4,869	7,236
Interest expense	(8,870)	(12,407)	(11,745)
Property interest expense	(2,122)	(1,744)	(2,868)
Losses from internet investments, net	—	(10,263)	(18,435)
Other expense	—	(661)	—
Life insurance proceeds, net	—	—	19,100
Minority interests	—	—	900

Income from continuing operations before income taxes	23,936	8,802	24,397

Income tax expense	(10,719)	(3,081)	(3,168)

Income from continuing operations	13,217	5,721	21,229

Discontinued operations, net of applicable tax
(Loss) income from operations	—	(1,600)	558
Income (loss) on disposal	4,918	(17,629)	—

	4,918	(19,229)	558

Income (loss) before cumulative effect of a change in accounting principle	18,135	(13,508)	21,787

Cumulative effect of a change in accounting principle, net of applicable taxes	(20,635)	—	(30,420)

Net loss	(2,500)	(13,508)	(8,633)

Preferred stock dividends	(2,173)	(1,000)	(890)

Net loss available to common shareholders	$(4,673)	$(14,508)	$(9,523)

Insignia Financial Group, Inc.

Consolidated Statements of Operations (continued)

	Years Ended December 31
	2002	2001	2000
	(In thousands, except per share data)
Per share amounts:
Earnings per common share—basic
Income from continuing operations	$0.48	$0.21	$0.96
Income (loss) from discontinued operations	0.21	(0.87)	0.03

Income (loss) before cumulative effect of a change in Accounting principle	0.69	(0.66)	0.99
Cumulative effect of a change in accounting principle	(0.89)	—	(1.44)

Net loss	$(0.20)	$(0.66)	$(0.45)

Earnings per common share—assuming dilution:
Income from continuing operations	$0.47	$0.20	$0.87
Income (loss) from discontinued operations	0.21	(0.82)	0.02

Income (loss) before cumulative effect of a change in accounting principle	0.67	(0.62)	0.89
Cumulative effect of a change in accounting principle	(0.87)	—	(1.24)

Net loss	$(0.20)	$(0.62)	(0.35)

Weighted average common shares and assumed conversions:
—Basic	23,122	22,056	21,200

—Assuming dilution	23,691	23,398	24,428

See accompanying notes to the consolidated financial statements.

Insignia Financial Group, Inc.

Consolidated Statements of Stockholders’ Equity

(In thousands, except share data)	Common Stock	Preferred Stock	Additional Paid-in Capital	Notes Receivable for Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Comprehensive Loss	Total
Balances at December 31, 1999	$207	$—	$382,784	$(1,758)	$11,954	$(118)		$393,069
Net loss	—	—	—	—	(8,633)	—	$(8,633)	(8,633)
Other comprehensive loss:
Foreign currency translation, net of tax benefit of $4,518	—	—	—	—	—	(4,674)	(4,674)	(4,674)
Unrealized loss on securities, net of tax benefit of $456	—	—	—	—	—	(685)	(685)	(685)
Reclassification adjustment for realized gains, net of tax of $324	—	—	—	—	—	(487)	(487)	(487)

Total comprehensive loss							$(14,479)

Exercise of stock options and warrants—446,541 shares of Common Stock issued	5	—	3,779	—	—	—		3,784
Issuance of 307,413 shares of Common Stock under Employee Stock Purchase Program	3	—	2,380	—	—	—		2,383
Issuance of 250,000 shares of Preferred Stock	—	3	24,946	—	—	—		24,949
Restricted stock awards—62,135 shares of Common Stock issued	1	—	708	—	—	—		709
Assumption of options pursuant to Brooke acquisition	—	—	479	—	—	—		479
Preferred stock dividend	—	—	475	—	(475)	—		—
Notes receivable from employees for shares of Common Stock	—	—	405	(405)	—	—		—
Payments on notes receivable for shares of Common Stock	—	—	—	112	—	—		112
Adjustment for certain amounts estimated at Spin-Off	—	—	(2,125)	—	—	—		(2,125)

Balances at December 31, 2000	216	3	413,831	(2,051)	2,846	(5,964)		408,881
Net loss	—	—	—	—	(13,508)	—	$(13,508)	(13,508)
Other comprehensive income (loss):
Foreign currency translation, net of tax benefit of $1,769	—	—	—	—	—	(2,033)	(2,033)	(2,033)
Unrealized gain on securities, net of tax of $7	—	—	—	—	—	7	7	7
Minimum pension liability, net of tax benefit of $696	—	—	—	—	—	(900)	(900)	(900)

Total comprehensive loss	—	—	—	—	—	—	$(16,434)	—

Exercise of stock options and warrants—381,241 shares of Common Stock issued	4	—	2,139	—	—	—		2,143
Issuance of 159,520 shares of Common Stock under Employee Stock Purchase Program	2	—	1,470	—	—	—		1,472
Issuance of 402,645 shares of Common Stock in connection with Insignia Bourdais acquisition	4	—	3,995	—	—	—		3,999
Restricted stock awards—30,330 shares of Common Stock issued	—	—	627	—	—	—		627
Restricted stock—279,370 shares issued	3	—	(3)	—	—	—		—
Preferred stock dividend—25,000 shares of Common Stock issued	—	—	250	—	(1,250)	—		(1,000)
Payments on notes receivable for shares of Common Stock	—	—	—	169	—	—		169

Balances at December 31, 2001	$229	$3	$422,309	$(1,882)	$(11,912)	$(8,890)		$399,857

Insignia Financial Group, Inc.

Consolidated Statements of Stockholders’ Equity (continued)

(In thousands, except share data)	Common Stock	Preferred Stock	Additional Paid-in Capital	Notes Receivable for Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Comprehensive (Loss) Income	Total
Balance at December 31, 2001 (from previous page)	$229	$3	$422,309	$(1,882)	$(11,912)	$(8,890)		$399,857
Net loss	—	—	—	—	(2,500)	—	$(2,500)	(2,500)
Other comprehensive income (loss):	—	—	—	—	—	—	—	—
Foreign currency translation, net of tax of $6,215	—	—	—	—	—	12,383	12,383	12,383
Reclassification adjustment for realized gain, net of tax of $39	—	—	—	—	—	(50)	(50)	(50)
Unrealized gain on securities, net of tax of $752	—	—	—	—	—	1,128	1,128	1,128
Minimum pension liability, net of tax benefit of $3,832	—	—	—	—	—	(9,666)	(9,666)	(9,666)

Total comprehensive income							$1,295

Exercise of stock options and warrants—113,519 shares of Common Stock issued	1	—	673	—	—	—		674
Issuance of 111,840 shares of Common Stock under Employee Stock Purchase Program	1	—	902	—	—	—		903
Issuance of 131,480 shares of Common Stock in connection with Insignia Bourdais acquisition	1	—	1,305	—	—	—		1,306
Restricted stock awards—87,155 shares of Common Stock issued	1	—	706	—	—	—		707
Preferred stock issuance—125,000 shares	—	1	12,269	—	—	—		12,270
Preferred stock dividend	—	—			(1,829)	—		(1,829)
Cancellation of notes receivable for 47,786 shares of Common Stock	(1)	—	(542)	543	—	—		—
Payments on notes receivable for shares of Common Stock	—	—	—	146	—	—		146

Balance at December 31, 2002	$232	$4	$437,622	$(1,193)	$(16,241)	$(5,095)		$415,329

See accompanying notes to consolidated financial statements.

Insignia Financial Group, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31
	2002	2001	2000
	(In thousands)
Operating activities
Income from continuing operations	$13,217	$5,721	$21,229
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	24,661	40,790	37,086
Other expenses	—	661	—
Equity earnings in real estate ventures	(3,482)	(10,381)	(1,455)
Gain on sale of consolidated real estate property	(1,306)	—	—
Minority interests	—	—	(900)
Foreign currency transaction gains	—	(331)	(1,365)
Losses from internet investments	—	10,263	18,435
Deferred income taxes	976	(5,493)	(3,465)
Changes in operating assets and liabilities, net of effects of acquired businesses:
Receivables	24,728	22,500	(79,781)
Other assets	(10,762)	1,218	(3,262)
Accrued incentives	(13,619)	(22,194)	46,307
Accounts payable and accrued expenses	982	(34,834)	16,953
Commissions payable	(22,560)	18,785	30,588

Cash provided by operating activities	12,835	26,705	80,370

Investing activities
Additions to property and equipment	(10,403)	(15,604)	(25,807)
Investment in internet-based businesses	—	(4,010)	(22,502)
Distribution proceeds from real estate investments	44,648	63,787	18,215
Proceeds from sale of discontinued operations	23,250	—	—
Payments made for acquisition of businesses, net of acquired cash	(10,918)	(21,198)	(13,981)
Investments in real estate	(46,684)	(33,905)	(37,099)
Decrease (increase) in restricted cash	3,964	(14,879)	7,130

Cash provided by (used in) investing activities	$3,857	$(25,809)	$(74,044)

Insignia Financial Group, Inc.

Consolidated Statements of Cash Flows (continued)

	Years Ended December 31
	2002	2001	2000
	(In thousands)
Financing activities
Proceeds from issuance of common stock	$903	$1,472	$2,383
Proceeds from issuance of preferred stock	12,270	—	24,949
Proceeds from exercise of stock options	674	2,143	3,782
Preferred stock dividends	(1,829)	(1,000)	—
Payments on notes payable	(59,785)	(138,400)	(7,659)
Proceeds from notes payable	15,000	158,999	15,652
Payments on real estate mortgage notes	(28,361)	(33,086)	—
Proceeds from real estate mortgage notes	20,000	21,987	19,914
Debt issuance costs	(1,415)	(2,130)	—

Cash (used in) provided by financing activities	(42,543)	9,985	59,021

Net cash provided by (used in) discontinued operation	1,715	3,846	(1,751)
Effect of exchange rate changes in cash	3,789	(1,217)	(669)

Net (decrease) increase in cash and cash equivalents	(20,347)	13,510	62,927

Cash and cash equivalents at beginning of year	131,860	124,527	61,600

	111,513	138,037	124,527

Less: Cash of discontinued operation	—	(6,177)	(2,331)

Cash and cash equivalents at end of year	$111,513	$131,860	$122,196

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,956	$11,036	$9,342
Cash paid for income taxes	9,527	7,714	11,779

See accompanying notes to consolidated financial statements.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements

December 31, 2002

1. Business

Insignia Financial Group, Inc. (“Insignia” or the “Company”), a Delaware corporation headquartered in New York, New York, is a leading provider of international real estate and real estate financial services, with operations in the United States, the United Kingdom, France, continental Europe, Asia and Latin America. Insignia’s principal executive offices are located at 200 Park Avenue in New York.

Insignia’s real estate service businesses specialize in commercial leasing, sales brokerage, corporate real estate consulting, property management, property development and re-development, apartment brokerage and leasing, condominium and cooperative apartment management, real estate-oriented financial services, equity co-investment and other services. In 2002, Insignia’s primary real estate service businesses include the following: Insignia/ESG (U.S. commercial real estate services), Insignia Richard Ellis (U.K. commercial real estate services), Insignia Bourdais (French commercial real estate services; acquired in December 2001), Insignia Douglas Elliman (New York apartment brokerage and leasing) and Insignia Residential Group (New York condominium, cooperative and rental apartment management). Insignia’s commercial real estate service operations in continental Europe, Asia and Latin America include the following locations: Madrid and Barcelona, Spain; Frankfurt, Germany; Milan and Bologna, Italy; Brussels, Belgium; Amsterdam, The Netherlands; Tokyo, Japan; Hong Kong; Beijing and Shanghai, China; Bangkok, Thailand; Mumbai, Hyderabad, Bangalore, Chennai and Delhi, India; Manila, Philippines; and Mexico City, Mexico. The Company also owns 10% of an Irish commercial services company with offices in Dublin, the Republic of Ireland and Belfast, Northern Ireland.

In addition to traditional real estate services, Insignia has historically deployed its own capital, together with the capital of third party investors, in principal real estate investments, including co-investment in existing property assets, real estate development and managed private investment funds.

2. Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

Insignia’s consolidated financial statements include the accounts of all majority-owned subsidiaries and all entities over which the Company exercises voting control. All significant intercompany balances and transactions have been eliminated. Entities in which the Company owns less than a majority interest and has substantial influence are recorded on the equity method of accounting (net of payments to certain employees in respect of equity grants or rights to proceeds).

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Principles of Consolidation (continued)

In one instance, a minority-owned partnership (with additional promotional interests in profits depending on performance) is consolidated by virtue of general partner control. Since the cumulative losses of the partnership have exceeded the limited partners’ original investment, the partnership is consolidated into Insignia’s financial statements and no minority interest is reflected, even though Insignia holds a minority economic interest.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates and assumptions are used in the evaluation and financial reporting for, among other things, bad debts, self-insurance liabilities, intangibles and investment valuations, deferred taxes and pension costs. Actual results could differ from those estimates under different assumptions or conditions.

Reclassifications

Certain amounts for 2001 and 2000 have been reclassified to conform to the 2002 presentation. These reclassifications had no effect on the net losses or total stockholders’ equity previously reported.

Cash and Cash Equivalents

The amount of cash on deposit in federally insured institutions generally exceeds the limit on insured deposits. The Company considers all highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents.

Restricted Cash

At December 31, 2002 restricted cash consisted of approximately $17.3 million in cash pledged to secure the bond guarantee of notes issued in connection with the Richard Ellis Group Limited (“REGL”) and St. Quintin Holdings Limited (“St. Quintin”) acquisitions and approximately $4.2 million related to accounts of the consolidated real estate entities. At December 31, 2001, restricted cash consisted of approximately $21.2 million in cash pledged to secure the bond guarantee of notes issued in connection with the REGL and St. Quintin acquisitions, and approximately $400,000 restricted for contingent payments related to other business acquisitions.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Real Estate Investments

Insignia has invested in real estate assets and real estate related debt securities. Generally, the Company’s investment strategy involves identifying investment opportunities and investing as a minority owner in entities formed to acquire such assets. The Company’s minority-owned investments are generally accounted for under the equity method of accounting due to the Company’s influence over the operational decisions made with respect to the real estate entities. The Company’s portion of earnings in these real estate entities is reported in equity earnings in unconsolidated ventures in its consolidated statements of operations, including gains on sales of property and net of impairments. The Company’s share of unrealized gains on marketable equity and debt securities available for sale is reported as a component of other comprehensive income (loss), net of tax. Income from dispositions of minority-owned development assets is reported in real estate services revenues in the Company’s consolidated statements of operations. The Company’s policy with respect to the timing of recognition of promoted profit participation interests in its real estate investments is to record such amounts upon collection.

Each entity in which the Company holds a real estate investment is a special purpose entity, the assets of which are subject to the obligations only of that entity. Each entity’s debt, except for limited and specific guarantees and other commitments aggregating $14.0 million, is either (i) non-recourse except to the real estate assets of the subject entity (subject to limited exceptions standard in such non-recourse financing, including the misapplication of rents or environmental liabilities), or (ii) an obligation solely of such limited liability entity and thus having no recourse to other assets of the Company.

The Company provides real estate services to and receives real estate service fees from the entities comprising its principal investment activities. Such fees are generally derived from the following services: (i) property management, (ii) asset management, (iii) development management, (iv) investment management, (v) leasing, (vi) acquisition, (vii) sales and (viii) financings. With respect to fees that are currently recorded as expense by the entities, the Company includes the fees in current income, while its share as owner of such fee is reflected in the income or loss from the investment entity. If the fee is capitalized by the investment entity, the Company records as income only the portion of the fee attributable to third party ownership and defers the portion attributable to its ownership.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Real Estate Investments (continued)

The Company evaluates all real estate investments on a quarterly basis for evidence of impairment. Impairment losses are recognized whenever events or changes in circumstances indicate declines in value of such investments below carrying value and the related undiscounted cash flows are not sufficient to recover the asset’s carrying amount. Generally, Insignia relies upon the expertise of its own property professionals to assess real estate values; however, in certain circumstances where Insignia considers its expertise limited with respect to a particular investment, third party valuations may also be obtained. Property valuations and estimates of related future cash flows are by nature subjective and will vary from actual results.

In October 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which provides accounting guidance for financial accounting and reporting for the impairment or disposal of long-lived assets. Insignia early adopted SFAS No. 144 as of January 1, 2001. SFAS No. 144 requires, in most cases, that gains/losses from dispositions of investment properties and all earnings from such properties be reported as “discontinued operations.” SFAS No. 144 is silent with respect to treatment of gains or losses from sales of investment property held in a joint venture. The Company has concluded that, as a matter of policy, all gains and losses realized from sales of minority owned property in its real estate co-investment program constitute earnings from a continuing line of business. Therefore, operating activity related to that investment program will continue to be included in income (loss) from continuing operations. However, SFAS No. 144 requires that gains or losses from sales of consolidated properties, if material, be reported as discontinued operations. As a result, the Company’s earnings from dispositions of consolidated properties would be excluded from reported income from continuing operations and included in discontinued operations, if material.

Consolidated Real Estate

At December 31, 2002, the Company consolidated three investment entities owning real estate property. These consolidated properties include a wholly owned retail property; a wholly owned marine development property and a minority owned residential property consolidated due to general partner control. Rental revenue attributable to the Company’s consolidated property operations are recognized when earned. Real estate is stated at depreciated cost. The cost of buildings and improvements include the purchase price of property, legal fees and acquisitions costs. Costs directly related to the development property are capitalized. Capitalized development costs include interest, property taxes, insurance, and other direct project costs incurred during the period of development.

The Company periodically reviews its properties to determine if its carrying amounts will be recovered from future operating cash flows. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements, which could differ materially from actual results in future periods.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Development Activities

At December 31, 2002, the Company held minority investments in four office properties whose development the Company has directed. A variety of costs have been incurred in the development and leasing of these properties. Capitalized development costs include interest, internal wages, property taxes, insurance, and other project costs incurred during the period of development.

After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The Company’s capitalization policy on its development properties is guided by SFAS No. 34, Capitalization of Interest Costs, and SFAS No. 67, Accounting for Costs and the Initial Rental Operations of Real Estate Properties. The Company ceases capitalization when a property is held available for occupancy upon substantial completion of tenant improvements.

Revenue Recognition

The Company’s real estate services revenues are generally recorded when the related services are performed or at closing in the case of real estate sales. Leasing commissions that are payable upon tenant occupancy, payment of rent or other events beyond the Company’s control are recognized upon the occurrence of such events. As certain conditions to revenue recognition for leasing commissions are outside of the Company’s control and are not clearly defined, judgment must be exercised in determining when such events have occurred. Revenues from tenant representation, agency leasing, investment sales and residential brokerage, which collectively comprise a substantial portion of Insignia’s service revenues, are transactional in nature and therefore subject to seasonality and changes in business and capital market conditions. As a consequence, the timing of transactions and resulting revenue recognition is difficult to predict.

Prior to 2000, leasing commission revenue was recorded when the related service was performed (generally at lease signing), unless significant contingencies existed. Effective January 1, 2000, the Company changed its method of accounting to comply with the Securities and Exchange Commission’s Staff Accounting Bulletin 101 (“SAB 101”), Revenue Recognition in Financial Statements. As a result, leasing commissions that are payable upon tenant occupancy, payment of rent or other specified events are now recognized upon the occurrence of such events (see Note 4).

Insignia’s revenue from property management services is generally based upon percentages of the revenue generated by the properties that it manages. In conjunction with the provision of management services, the Company customarily employs personnel (either directly or on behalf of the property owner) to provide services solely to the properties managed. In most instances, Insignia is reimbursed by the owners of managed properties for direct payroll related costs incurred in the employment of property personnel. The aggregate amount of such payroll cost reimbursements has ranged from $50.0 million to $75.0 million annually. Such payroll reimbursements are generally characterized in the Company’s consolidated statements of operations as a reduction of actual expenses incurred. This characterization is based on the following factors: (i) the property owner generally has authority over

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

hiring practices and the approval of payroll prior to payment by the Company; (ii) Insignia is the primary obligor with respect to the property personnel, but bears little or no credit risk under the terms of the management contract; (iii) reimbursement to the Company is generally completed simultaneously with payment of payroll or soon thereafter; and (iv) the Company generally earns no margin in the arrangement, obtaining reimbursement only for actual cost incurred.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred approximately $14,263,000, $17,511,000 and $18,931,000 in advertising costs during 2002, 2001 and 2000, respectively.

Acquired Intangible Assets

The Company’s acquired intangible assets consist of property management contracts, favorable leases, non-competitive agreements, trademarks and franchises. Acquired intangible assets are stated at cost, less accumulated amortization. These assets are amortized using the straight-line method over 3 to 20 years, and are reviewed when indicators of impairment exist. Intangible assets are reviewed for impairment when indicators of impairment exist.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets, typically ranging from 3 to 10 years.

Foreign Currency

The financial statements of the Company’s foreign subsidiaries are measured using the local currency as the functional currency. The British pound and euro represent the only foreign currencies of material operations, which collectively generate approximately 25% of the Company’s annual revenues. All currencies other than the British pound, euro and dollar have comprised less than 1% of annual revenues. Revenues and expenses of all foreign subsidiaries have been translated into U.S. dollars at the average exchange rates prevailing during the periods. Assets and liabilities have been translated at the rates of exchange at the balance sheet date. Translation gains and losses are deferred as a separate component of stockholders’ equity in accumulated other comprehensive income (loss), unless there is a sale or complete liquidation of the underlying foreign investment. Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of operations in determining net income. For the twelve months ended December 31, 2002, the Company’s European operations have been translated into U.S. dollars at average exchange rates of $1.51 to the pound and $0.95 to the euro. For the twelve months of 2001, European operations were translated to U.S. dollars at average exchange rates of $1.44

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Foreign Currency (continued)

and $0.90 to the pound and euro, respectively.

For the twelve months of 2000, European operations were translated to U.S. dollars at average exchange rates of $1.51 and $0.92 to the pound and euro, respectively. The assets and liabilities of the Company’s European operations have been translated at exchange rates of $1.60 to the pound and $1.05 to the euro at December 31, 2002 and were translated at exchange rates of $1.45 to the pound and $0.89 to the euro at December 31, 2001.

Accumulated Other Comprehensive Income (Loss)

Other comprehensive income (loss) consists of unrealized gains (losses) on marketable equity securities, foreign currency translation and minimum pension liability adjustments. At December 31, 2002, accumulated other comprehensive losses totaled $5.1 million (net of applicable taxes), comprised of unrealized gains on marketable securities of $1.1 million and foreign currency translation gains of $4.4 million and a minimum pension liability of $10.6 million. At December 31, 2001, accumulated other comprehensive losses totaled $8.9 million (net of applicable taxes), comprised of foreign currency translation losses of $8.0 million, a minimum pension liability of $900,000 and unrealized gains on marketable securities of $50,000.

Minority Interest

In 2000, minority interest consisted of minority equity in EdificeRex.com, Inc. (“EdificeRex”), the Company’s internally developed internet-based business that launched in February 2000. During the first half of 2000, Insignia consolidated EdificeRex and recorded net operating losses of approximately $9.3 million, or $3.2 million in excess of the Company’s investment. EdificeRex was de-consolidated in the third quarter of 2000, due to a restructuring that reduced the Company’s voting interest to approximately 47%. The $3.2 million excess loss was carried as a deferred credit on the Company’s balance sheet until EdificeRex disposed of all of its operating divisions and liquidated during the fourth quarter of 2001. At liquidation, the Company recognized the deferred credit of $3.2 million in earnings, which is included in losses from internet investments.

Income Taxes

Deferred income tax assets and liabilities are recorded to reflect the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases and operating loss and tax credit carry forwards. Valuation allowances are provided against deferred tax assets that are unlikely to be realized. Federal income taxes are not provided on the unremitted earnings of foreign subsidiaries because it has been the practice of the Company to reinvest those earnings in the businesses outside the United States.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides guidance for accounting and financial reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, it retains the fundamental provisions of that Statement. It also supersedes the accounting and reporting of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions related to the disposal of a segment of a business. However, it retains the requirement in Opinion 30 to report separately discontinued operations and extends that reporting to a component of an entity either disposed of or classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Insignia early adopted SFAS No. 144 as of January 1, 2001.

Impairment losses are recognized for long-lived assets held and used when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets’ carrying amount. Impairment losses are measured for assets held for sale by comparing the fair value of assets (less costs to dispose) to their respective carrying amounts.

Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. As described in Note 4, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142.

Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 5 to 25 years, and evaluated for potential impairment by determining whether the underlying undiscounted cash flows of the acquired business were sufficient to recover the carrying value of the asset.

Stock-Based Compensation

At December 31, 2002, the Company had four stock-based employee compensation plans that are described more fully in Note 14. Prior to 2002, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. Effective January 1, 2002 the Company adopted the fair value recognition provisions of SFAS 123, Accounting for Stock-Based Compensation, prospectively to all employee awards granted, modified or settled after January 1, 2002. Awards under the Company’s

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

plans vest over five years. The cost related to stock-based employee compensation included in the determination of net income for 2002 is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS 123. The following table illustrates the pro forma effect on net income and earnings per share if the fair value based method had been applied to all outstanding awards in each period.

The Company’s pro forma information follows:

	2002	2001	2000
	(in thousands, except per share data)
Pro forma:
Income from continuing operations	$10,736	$3,383	$16,040
Net loss	(4,981)	(15,846)	(13,822)

Per share amounts:
Pro forma earnings per share—basic
Income from continuing operations	$0.37	$0.15	$0.76
Net loss	(0.31)	(0.72)	(0.65)
Pro forma earnings per share—assuming dilution
Income from continuing operations	0.36	0.14	0.66
Net loss	(0.30)	(0.68)	(0.57)

The pro forma information has been determined as if the Company had accounted for its employee stock options, warrants and unvested restricted stock awards granted under the fair value method with fair values estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	2002	2001	2000
Risk-free interest rate	2.5%	3.7%	5.1%
Dividend yield	N/A	N/A	N/A
Volatility factors of the expected market price	0.45	0.49	0.52
Weighted-average expected life of the options	3.9	4.3	4.3

The Black-Scholes option valuation model was developed for use in estimating the fair value of transferable options and warrants with no vesting restrictions. This method requires the input of subjective assumptions including the expected stock price volatility and weighted average expected life of the options. The Company’s employee stock options have characteristics significantly different from those of transferable options and changes in the subjective input assumptions can materially affect the value estimate. The Black-Scholes model is not the only reliable measure that could be used to determine the fair value of employee stock options. The Company believes that any and all valuations of employee stock options will necessarily be estimates.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The Company’s future results could be adversely affected by a number of factors, including (i) a general economic downturn in the Company’s principal markets, most notably New York, London and Paris; (ii) unfavorable foreign currency fluctuations; (iii) changes in interest rates; and (iv) fluctuations in rental rates and real estate values.

Earnings Per Share

Basic earnings per share is calculated using income available to common shareholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive securities, such as preferred stock, options and warrants, had been issued or exercised.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. A public enterprise with a variable interest in a variable interest entity created before February 1, 2003, shall apply this guidance (other than the required disclosures prior to the effective date) to that entity as of the beginning of the first interim or annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company’s consolidated financial statements.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 provides guidance for accounting and financial reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. SFAS No. 146 requires the recognition of a liability for costs associated with an exit or disposal activity when the liability is incurred and establishes fair value as the initial measurement of a liability. Under EITF Issue No. 94-3, a liability for an exit cost is recognized at the date of a commitment to an exit plan. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002.

3. Discontinued Operation

In December 2001, Insignia entered into a contract to sell its Realty One single-family home brokerage business and affiliated companies to Real Living, Inc., effective as of December 31, 2001. Real Living, Inc. is a privately held company formed by HER Realtors of Columbus, Ohio and Huff Realty of Cincinnati, Ohio. The sale closed on January 31, 2002. Proceeds from the sale potentially total $33.0 million, including approximately $29.0 million in cash received at closing (before extinguishment of $5.5 million of Realty One debt) and additional receipts aggregating as much as $4.0 million. The additional receipts include the following: (i) a $1.0 million reimbursement, collected in February 2002, for Realty One operating losses in January 2002; (ii) a potential earn-out of as much as $2 million receivable through 2003 (depending on the performance of the Realty One business); and (iii) a $1 million operating lease receivable over four years for the use of proprietary software developed by Insignia for an internet-based residential brokerage model. The $2.0 million earnout is receivable in increments of $1.0 million each for the 2002 and 2003 fiscal years. Based on preliminary financial information for the 2002 year, the first $1.0 million earnout is expected to be achieved in full and should be received by the Company on or about April 30, 2003, as required by the terms of the sale. Remaining amounts due to Insignia under the terms of the sale totaling $2.7 million were included in other assets in the Company’s consolidated balance sheet at December 31, 2002. Insignia discontinued Realty One’s operations for financial reporting purposes and recognized a loss in connection with the sale of Realty One of $17.6 million (net of applicable tax benefit of $4.0 million) for the year ended December 31, 2001. During the twelve months ended December 31, 2002, the Company reported net income of $4.9 million from discontinued operations, including $265,000 (net of tax), in post-closing adjustments in the first quarter and $4.7 million in the third quarter from the reduction of a valuation allowance on the tax benefit on the capital portion of the loss on sale. This capital loss was fully reserved in 2001 because of uncertainty of its deductibility due to loss disallowance rules in the Treasury Regulations and insufficient income of the appropriate character. In the third quarter of 2002, it was determined that the loss would be fully deductible for tax purposes, resulting in the realization of a tax benefit for financial reporting purposes.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

3. Discontinued Operation (continued)

The results of operations of Realty One are reported separately as discontinued operations for the years ended December 31, 2002, 2001 and 2000. Assets and liabilities of Realty One have been classified separately in the Company’s consolidated balance sheet at December 31, 2001. The following table summarizes financial information of Realty One for all periods presented:

December 31 2001
(In thousands)
Assets
Cash and cash equivalents	$6,177
Receivables	3,655
Mortgage loans held for sale	20,555
Property and equipment	9,852
Costs in excess of net assets acquired	15,711
Other assets	1,872

57,822

Liabilities
Accounts payable	1,043
Accrued incentives	3,937
Accrued and sundry liabilities	1,499
Mortgage warehouse line of credit	20,554
Notes payable	7,539

34,572

Net assets of discontinued operation	$23,250

	Years ended December 31
	2002	2001	2000
	(In thousands)
Revenues	$—	$102,811	$99,152

(Loss) income from operations before taxes	—	(2,282)	1,117

(Loss) income from operations, net of tax benefit of $682 (2001) and $559 (2000)	—	(1,600)	558
Income (loss) on disposal, net of applicable tax benefits of $2,844 (2002), and $4,000 (2001)	4,918	(17,629)	—

Net income (loss)	$4,918	$(19,229)	$558

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

4. Changes in Accounting Principles

Stock-Based Compensation

In September 2002, the Company adopted the fair value expense recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, in accounting for employee stock options. The accounting change results in the expensing of the estimated fair value of employee stock options granted by the Company, applied on a prospective basis for all stock options granted on or after January 1, 2002. The Company previously followed Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. Under APB Opinion No. 25, no compensation expense is recognized when the exercise price of an employee stock option equals or exceeds the market price at issuance.

The Company issued 290,000 employee options during 2002. The fair value of these options has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) estimated stock price volatility of 40%; (ii) risk free interest rate of 2.5%; (iii) weighted average option life of 3.9 years; and (iv) a forfeiture rate of 3%. Under these assumptions, the aggregate value of the options totaled approximately $842,000, which is amortizable to expense over the vesting periods of six years. For 2002, stock compensation expense recognized totaled approximately $154,000.

The ultimate impact of the accounting change on the Company’s future earnings will depend on the number of options issued in the future, as to which the Company has no specific plan, and the estimated value of each option. Insignia does not expense the value of outstanding options issued before January 1, 2002.

Goodwill and Intangible Assets

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. SFAS 141 replaced APB 16 and requires the use of the purchase method for all business combinations initiated after June 30, 2001. It also provides guidance on purchase accounting related to the recognition of intangible assets. Under SFAS 142, goodwill and other intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests on an annual basis, at a minimum, or whenever events or circumstances occur indicating goodwill or indefinite-lived intangibles might be impaired. Other acquired intangible assets with finite lives continue to be amortized over their estimated useful lives. The Company adopted SFAS No. 141 for all business combinations completed after June 30, 2001 and fully implemented SFAS No. 141 and SFAS No. 142 effective January 1, 2002. The Company identified its reporting units and determined the carrying value of each reporting unit by assigning assets and liabilities, including the existing goodwill and intangible assets, to those units as of January 1, 2002 for purposes of performing a required transitional goodwill impairment assessment within six months of adoption.

In early 2002, the Company performed internal analyses on its reporting units based on estimated industry multiples and the carrying values of tangible and intangible assets which demonstrated that the value of the Company’s U.S. commercial operation significantly exceeded its carrying value and that goodwill of the Asian operation was fully impaired.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

4. Changes in Accounting Principles (continued)

Goodwill and Intangible Assets (continued)

These analyses also indicated potential impairment in the Company’s European operations and Insignia Douglas Elliman. The Company engaged Standard & Poor’s to value the European and Insignia Douglas Elliman operations and those appraisals indicated no impairment in the Company’s European operations and partial impairment in Insignia Douglas Elliman.

As a result of this evaluation, Insignia measured impairment for Insignia Douglas Elliman and the Asian business of an aggregate $30.0 million, before applicable taxes. The Company recorded a $20.6 million (net of tax benefit of $9.4 million) transitional goodwill impairment charge in earnings as the cumulative effect of a change in accounting principle, effective January 1, 2002.

The Company concluded its annual impairment test as of December 31, 2002, and that test did not demonstrate further goodwill impairment. The estimation of business values for measuring goodwill impairment is highly subjective and selections of different projected income levels and valuation multiples within observed ranges can yield different results.

Amortization of goodwill totaled approximately $17.4 million and $14.7 million, for 2001 and 2000 respectively. Elimination of this amortization would have improved income by approximately $11.7 million and $9.9 million (net of applicable taxes), respectively, for 2001 and 2000. The following table provides pro forma information to reflect the effect of adoption of SFAS No. 142 on earnings for the periods indicated.

	2002	2001	2000
	(In thousands)
Reported income from continuing operations	$13,217	$5,721	$21,229
Less: Preferred stock dividend	(2,173)	(1,000)	(890)

Income from continuing operations available to common shareholders	11,044	4,721	20,339
Add: Goodwill amortization, net of tax benefit of $5,646 (2002) and $4,803 (2001)	—	11,729	9,937

Adjusted income from continuing operations available to common shareholders	$11,044	$16,450	$30,276

Earnings per common share—basic:
Reported income from continuing operations	$0.48	$0.21	$0.96
Add: Goodwill amortization, net of tax benefit of $0.26 (2002) and $0.23 (2001)	—	0.53	0.47

Adjusted income from continuing operations	$0.48	$0.74	$1.43

Earnings per common share—assuming dilution:
Reported income from continuing operations	$0.47	$0.20	$0.87
Add: Goodwill amortization, net of tax benefit of $0.24 (2002) and $0.20 (2001)	—	0.50	0.41

Adjusted income from continuing operations	$0.47	$0.70	$1.28

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

4. Changes in Accounting Principles (continued)

Goodwill and Intangible Assets (continued)

Additional contingent purchase price of acquired businesses totaling $17.9 million was recorded as additional goodwill during 2002. Such additional purchase price included: (i) Insignia Bourdais earnout of $10.3 million (paid by issuance of 131,480 shares of Insignia common stock, a cash payment of $4.7 million and $4.3 million accrued at December 31, 2002); (ii) a $4.0 million earnout with respect to the prior Boston acquisition by Insignia/ESG; (iii) a $2.0 million earnout related to Insignia Douglas Elliman; and (iv) $1.6 million of payments related other acquisitions. The table below reconciles the change in the carrying amount of goodwill, by operating segment, for the period from December 31, 2001 to December 31, 2002.

	Commercial	Residential	Total
	(In thousands)
Balance as of December 31, 2001	$228,967	$59,386	$288,353

Effect of adoption of SFAS 142	(3,201)	(26,822)	(30,023)

Balance as of January 1, 2002	225,766	32,564	258,330

Additional purchase consideration	15,922	2,000	17,922
Other reclassifications	(143)	—	(143)
Goodwill related to partial sale of business unit	—	(447)	(447)
Foreign currency translation	13,899	—	13,899

Balance as of December 31, 2002	$255,444	$34,117	$289,561

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

4. Changes in Accounting Principles (continued)

Goodwill and Intangible Assets (continued)

The following tables present certain information on the Company’s acquired intangible assets as of December 31, 2002 and December 31, 2001, respectively.

Acquired Intangible Assets	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Balance
		(In thousands)
As of December 31, 2002

Property management contracts	7 years	$72,883	$60,081	$12,802
Favorable premises leases	8 years	4,831	1,667	3,164
Other	3 years	5,173	3,528	1,645

Total		$82,887	$65,276	$17,611

As of December 31, 2001

Property management contracts	7 years	$70,926	$54,049	$16,877
Favorable premises leases	8 years	4,453	1,099	3,354
Other	3 years	3,228	1,997	1,231

Total		$78,607	$57,145	$21,462

All intangible assets are being amortized over their estimated useful lives with no residual value. Intangibles included in “Other” consist of customer backlog, non-compete agreements, franchise agreements and trade names. The aggregate reported acquired intangible amortization expense for 2002, 2001 and 2000 totaled approximately $5.2 million, $7.0 million and $9.1 million, respectively. Amortization of favorable premises leases, totaling approximately $568,000, $411,000 and $440,000 for 2002, 2001 and 2000, respectively, is included in rental expense (included in real estate services expenses) in the Company’s consolidated statements of operations.

The estimated acquired intangible assets amortization expense, including amounts reflected in rental expense, for the subsequent five fiscal years through December 31, 2007 approximates $2.4 million, $1.9 million, $1.3 million, $1.3 million and $1.1 million, respectively.

Revenue Recognition

At December 31, 2000, the Company changed its method of accounting for revenue recognition for leasing commissions in compliance with Staff Accounting Bulletin 101 (“SAB 101”), Revenue Recognition in Financial Statements, effective as of January 1, 2000. Prior to the accounting change, the Company generally recognized leasing commissions upon execution of the underlying lease, unless significant contingencies existed. Under the new accounting method, adopted retroactive to January 1, 2000, the Company’s leasing commissions that are payable upon certain events such as tenant occupancy or payment of rent are recognized upon the occurrence of such events.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

4. Changes in Accounting Principles (continued)

Revenue Recognition (continued)

Operating results for the 2002, 2001 and 2000 years are presented in compliance with the requirements of this accounting change. The cumulative effect of the accounting change on prior years resulted in a reduction to income of $30.4 million (net of applicable taxes of $23.3 million), which is included in net earnings for the year ended December 31, 2000. The Company recognized revenue of $1.2 million, $18.8 million and $80.4 million during 2002, 2001 and 2000, respectively, that was included in the cumulative effect adjustment at January 1, 2000. While this accounting change affects the timing of recognition of leasing revenues (and corresponding commission expense), it does not impact the Company’s cash flow from operations.

5. Earnings Per Share

The following table sets forth the computation of the numerator and denominator used for the computation of basic and diluted earnings per share for the periods indicated.

	2002	2001	2000
	(In thousands)
Numerator:
Numerator for basic earnings per share—income available to common stockholders (before discontinued operations and cumulative effect)	$11,044	$4,721	$20,339

Effect of dilutive securities:
Preferred stock dividends	—	—	890

Numerator for diluted earnings per share—income available to common stockholders after assumed conversions (before discontinued operations and cumulative effect)	$11,044	$4,721	$21,229

Denominator:
Denominator for basic earnings per share—weighted average common shares	23,122	22,056	21,200
Effect of dilutive securities:
Stock options, warrants and unvested restricted stock	569	1,342	1,442
Convertible preferred stock	—	—	1,786

Denominator for diluted earnings per share—weighted average common shares and assumed conversions	23,691	23,398	24,428

The potential dilutive shares from the conversion of preferred stock is not assumed for the year ended December 31, 2002 or 2001, because the inclusion of such shares would be antidilutive.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

6. Acquisitions

The Company’s significant acquisitions during the last three years are discussed below. All acquisitions were accounted for as purchases and the results of operations have been included in Insignia’s statement of operations from the respective date of acquisition. Contingent purchase consideration is generally accounted for as additional costs in excess of net assets of acquired businesses when incurred.

Groupe Bourdais

In late December 2001, Insignia completed the acquisition of Groupe Bourdais, one of France’s premier commercial real estate services companies. Groupe Bourdais now operates under the Insignia Bourdais name. The Insignia Bourdais purchase price consists of total potential consideration of approximately $50.2 million. Amounts paid and or accrued in cash or stock (534,125 common shares) at December 31, 2002 total approximately $31.7 million. Additional consideration up to approximately $18.5 million may be paid over the two years ending December 31, 2004, depending on the performance of the Insignia Bourdais operation. The acquisition consisted substantially of specifically identified intangible assets and goodwill. Identified intangible assets, included customer backlog, property management contracts, a non-compete agreement, franchise agreements, trademarks and a favorable premises lease. The results of Insignia Bourdais have been included in the Company’s financial statements since January 1, 2002.

Baker Commercial

In October 2001, Insignia acquired Baker Commercial Real Estate (“Baker”), a leading provider of commercial real estate services in the greater Dallas area. Baker provides tenant representation, land and investment property sales, and strategic real estate planning. The Baker acquisition augments Insignia’s existing regional tenant representation and investment sales capabilities in the greater Dallas area. The base purchase price was approximately $2.2 million and was paid in cash. Additional purchase consideration of up to $1.0 million payable over 2003 and 2004 is contingent on the future performance of the Dallas operations.

Brooke International

In December 2000, Insignia acquired Brooke International (“Brooke”), a commercial real estate service company based in Hong Kong with additional offices in China and Thailand. The base purchase price was approximately $1.6 million, comprised of approximately (i) $1.1 million paid in cash and (ii) $500,000 in reserved Common Stock and an assumed option plan enabling certain Brooke employees to purchase 110,000 shares of the Company’s Common Stock. Options to purchase 40,000 shares of the Company’s Common Stock at $11.81 had been granted under this plan and remain outstanding at December 31, 2002.

BDR

In March 2000, the Company entered into a definitive agreement to acquire BDR, a Dutch real estate services company headquartered in Amsterdam, the Netherlands. The base purchase price was approximately $2.4 million, all of which was paid in cash upon final closing in June 2000.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

6. Acquisitions (continued)

BDR provides a variety of commercial real estate services with a specialization in international advisory assignments and other corporate services. Additional purchase consideration of approximately $2.5 million, payable over three years, is contingent on the future performance of this business.

Other Information (Unaudited)

Pro forma unaudited results of operations for the years ended December 31, 2001 and 2000, assuming consummation of the Bourdais acquisition at January 1, 2001 and 2000 is as follows:

	2001	2000
	(In thousands, except per share data)
Revenues	$780,635	$827,020
Income from continuing operations	8,176	26,698
Net loss	(11,053)	(3,164)
Pro forma per share amounts:
Net loss—basic	(0.50)	(0.15)
Net loss—assuming dilution	(0.47)	(0.13)

These pro forma results do not purport to represent the operations of the Company nor are they necessarily indicative of the results that actually would have been realized by the Company if the purchase of these businesses had occurred at the beginning of the periods specified. Except for the Bourdais acquisition, the financial operations of the acquired businesses were not significant to those of the Company. The base purchase consideration for the Bourdais and Baker (2001) and BDR and Brooke (2000) acquisitions and other individually insignificant acquisitions (2001 and 2000) is summarized as follows:

	2001	2000
	(In thousands)
Common stock	$4,000	$479
Accrued and sundry liabilities	10,990	2,398
Cash paid at the closing dates	20,508	3,458

	$35,498	$6,335

The base purchase consideration was allocated as follows:

	2001	2000
	(In thousands)
Cash acquired	$8,856	$—
Receivables	5,469	1,600
Property and equipment	415	152
Property management contracts	1,008	—
Non-compete agreements	153	—
Goodwill	14,540	4,070
Other assets	5,057	513

	$35,498	$6,335

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

7. Receivables

Receivables consist of the following:

	December 31
	2002	2001
	(In thousands)
Commissions and accounts receivable, net of allowance	$140,589	$161,041

Notes receivable:
Broker signing bonuses and advances	7,111	5,319
Brokerage and other employees	3,483	6,037
Executive officers, with interest at the Company’s cost of debt capital (approximately 5.25% (2002) and 4.5% (2001))	3,269	1,500
Reimbursement due from Chairman (collected on February 28, 2003)	691	—
Other	178	2,223

	14,732	15,079

	$155,321	$176,120

Accounts receivable consists primarily of property management fees and cost reimbursements. Commissions receivable consists primarily of brokerage and leasing commissions from users of the Company’s real estate services. The Company’s receivables are not collateralized; however, credit losses have been insignificant. The Company’s bad debt expense totaled approximately $5.0 million, $1.9 million and $4.1 million in 2002, 2001 and 2000, respectively.

Long-term commissions receivable totaling $8.4 million and $8.1 million at December 31, 2002 and 2001, respectively, have been discounted to their present value based on an estimated discount rates of 5.25% (2002) and 7% (2001). Broker signing bonuses and advances are generally forgiven over the terms of employment, subject to potential repayment based on certain specific conditions.

Principal collections on brokerage, employee and executive notes receivable and scheduled forgiveness of Broker signing bonuses and advances are as follows:

Amount
(In thousands)
2003	$6,369
2004	2,865
2005	3,860
2006	1,205
2007	433

$14,732

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

8. Property and Equipment

Property and equipment consists of the following:

	December 31
	2002	2001
	(In thousands)
Data processing equipment	$32,010	$29,231
Computer software	34,291	26,870
Furniture and fixtures	17,466	15,351
Leasehold improvements	19,805	17,957
Other equipment	7,436	8,086

	111,008	97,495
Less: Accumulated depreciation	(55,394)	(35,297)

	$55,614	$62,198

The useful life of each property and equipment category is listed below: Data processing equipment, 3 years; Computer software, 2-10 years; Furniture and fixtures, 7-10 years; Leasehold improvements, generally 5-10 years; Other equipment, 3-7 years.

9. Real Estate Investments

The Company has engaged in real estate investment generally through: (i) investment in operating properties through co-investments with various clients or, in limited instances, by itself; (ii) investment in and development of commercial real estate on its own behalf and through co-investments; and (iii) minority ownership in and management of private investment funds, whose investments primarily consist of securitized real estate debt. The Company is currently not engaged in new investments although, is continuing its investment in existing real estate entities as needed or required by current business plans.

At December 31, 2002 and 2001, the Company’s real estate investments totaled $134.1 million and $95.7 million, consisting of the following:

	2002	2001
	(In thousands)
Minority interests in operating properties	$21,109	$29,282
Consolidated properties	85,205	41,788
Minority owned development properties	10,014	10,761
Land held for future development	1,726	2,308
Minority interests in real estate debt investment funds	16,081	11,571

Total Real Estate Investments	$134,135	$95,710

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

9. Real Estate Investments (continued)

The real estate carrying amounts of the three consolidated properties at December 31, 2002 were financed by real estate mortgage notes encumbering the assets totaling $66.8 million. At December 31, 2002, Insignia had equity investments of approximately $21.7 million in these consolidated properties and has no further obligations to the subsidiaries or their creditors.

Insignia maintains an incentive compensation program pursuant to which certain employees, including executive officers, participate in the profits generated by its real estate investments, through grants of either equity interests (at the time investments are made) or contractual right to participate in proceeds from successful investments. Such grants generally consist of an aggregate of 50% to 63.5% of the cash proceeds paid to Insignia after Insignia has recovered its full investment plus a 10% per annum return thereon. In addition, upon disposition, the Company generally makes discretionary incentive payments of 5% to 10% to certain employees who directly contributed to the success of an investment. With respect to the private investment funds, employees are collectively entitled to share 55% to 60% of proceeds received by Insignia in respect of its promoted profits participation in those funds. Employees share only in promoted profits and are not entitled to any portion of earnings on the Company’s actual investment. Gains on sales of real estate and equity earnings for 2002, 2001 and 2000 are recorded net of employee entitlements and discretionary incentives of approximately $8.1 million, $10.8 million and $7.9 million, respectively. The Company’s principal investment programs are more fully described below.

Property Investment

The Company maintains minority investments in operating real estate assets including office, retail, industrial, apartment and hotel properties. As of December 31, 2002, Insignia held equity investments totaling $21.1 million in 30 minority owned property assets. These properties consist of approximately 6.0 million square feet of commercial property and 1,967 multi-family apartment units and hotel rooms. The Company’s minority ownership interests in co-investment property range from 1% to 33%. Gains realized from sales of real estate by minority owned ventures totaled $4.2 million in 2002, $11.0 million in 2001 and $3.9 million in 2000. Such amounts are included in the caption “equity earnings in unconsolidated ventures” in the Company’s consolidated statements of operations.

Insignia also consolidates two operating properties, a wholly-owned retail property located in Norman, Oklahoma and a New York City apartment complex owned by a limited partnership in which the Company owns a 1% controlling general partner interest. These properties contain approximately 155,000 square feet of commercial space and 420 multi-family apartment units. With respect to the New York City apartment complex, in addition to its 1% interest, Insignia is entitled to approximately $1.3 million of the first $7.3 million distributed and approximately 45% of all additional distributions. In July 2002, Insignia invested approximately $1.3 million in the limited partnership as a new limited partner pursuant to a $1.5 million equity financing and the purchase of an existing partners interest. The remaining equity financing was invested in June 2002 by existing limited partners. Certain executives and other employees of Insignia have the right to acquire from the Company, at its cost, approximately 50% of the $1.3 million limited partner investment made in July 2002. Such executives and employees have no other incentive grants or participation rights with respect to this investment.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

9. Real Estate Investments (continued)

Although Insignia’s economic interest in the New York City apartment complex at its initial investment was nominal (until the limited partners received a return of all invested capital), the Company commenced consolidating this property in its financial statements as of January 1, 2002 because (i) the partnership agreement for the property-owning partnership grants the general partner complete authority over the management and affairs of the partnership, including any sale or refinancing of its sole asset without limited partner approval, and (ii) accounting principle’s generally accepted in the United States require consolidation on the basis of voting control (regardless of the level of equity ownership).

At December 31, 2002, the carrying amounts of these two consolidated properties totaled $46.4 million, and non-recourse real estate mortgage debt totaled $46.8 million. In September 2002, a consolidated retail property was sold for a $1.3 million net gain. The gain is included under the caption “other income, net” in the Company’s consolidated statements of operations.

Development

The Company’s development program includes minority-owned office developments and a wholly-owned marina based development located in the U.S. Virgin Islands. In July 2002, a subsidiary of the Company acquired three contiguous parcels of property and related leasehold rights in St. Thomas, U.S. Virgin Islands, which comprise 32.3 acres of property, including 18 submerged acres with full water rights. The initial purchase price was approximately $35.0 million, paid with $18.5 million in cash and $20.0 million borrowed by the subsidiary under a non-recourse $40.0 million mortgage loan facility. The property is currently undergoing predevelopment activities together with operating activities of an existing marina. The property and its debt are consolidated in the Company’s consolidated financial statements. Insignia’s equity investment in the property totaled $19.3 million at December 31, 2002.

Insignia also has minority ownership in four office projects whose development is directed by the Company and owns a parcel of land in Denver, located adjacent to one of the office developments, that is held for future development. Development activities on all four office buildings have been completed other than tenant improvements associated with additional leasing. Insignia’s ownership in the four office developments ranges from 25% to 33% and all have commenced operations.

The Company’s only financial obligations with respect to the office developments, beyond its investment, are partial construction financing guarantees, backed by letters of credit, totaling $8.9 million. The Company’s investment in the office development assets and land parcel totaled $11.7 million at December 31, 2002. The Company has not initiated any new office developments since September 2000 and does not currently intend to further expand this development program.

Interest capitalized in connection with development properties totaled approximately $1,673,000, $500,000, and $1,225,000 for 2002, 2001, and 2000, respectively.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

9. Real Estate Investments (continued)

Private Investment Funds

Insignia Opportunity Trust (“IOT”) is an Insignia-sponsored private real estate investment fund formed in late 1999. IOT, through its subsidiary operating partnership, Insignia Opportunity Partners (“IOP”), invests primarily in secured real estate debt instruments and, to a lesser extent, in other real estate debt and equity instruments, with a focus on below investment grade commercial mortgage-backed securities. IOT completed its deployment of committed capital (totaling $71.0 million) in 2002, of which $10.0 million was invested by Insignia and the remainder by third-party investors. Insignia has an aggregate ownership interest of approximately 13% in IOT and IOP and also has a 10% non-subordinated promoted interest in IOP.

In September 2001, Insignia closed the capital-raising phase for a second real estate investment fund, Insignia Opportunity Partners II (“IOP II”), with $48.5 million of equity capital commitments from Insignia and third-party investors. IOP II invests primarily in secured real estate debt instruments, similar to the investment initiatives of IOT. IOP II had called $28.2 million of its total capital commitments at December 31, 2002. Insignia holds a 10% ownership in IOP II and serves as its day-to-day advisor.

Insignia realized total earnings from both funds of approximately $4.0 million (2002), $2.6 million (2001) and $911,000 (2000). Such earnings are included in equity earnings in unconsolidated ventures.

At December 31, 2002, Insignia held investments totaling $16.1 million in IOT, IOP and IOP II and had commitments to invest an additional $2.1 million in IOP II. The following table summarizes financial information of IOT and IOP II as of December 31, 2002 and 2001:

	2002	2001
	(In thousands)
Total assets	$150,139	$125,221
Total liabilities	36,358	30,416
Total revenues	25,992	15,828

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

9. Real Estate Investments (continued)

Apart from its real estate investments, Insignia had obligations totaling $14.0 million to all real estate entities at December 31, 2002, consisting of the following:

Amount
(In thousands)
Letters of credit partially backing construction loans	$8,900
Other partial guarantees of property debt	2,825
Future capital contributions for capital improvements	150
Future capital contributions for asset purchases	2,105

Total Obligations	$13,980

Outstanding letters of credit generally have one-year terms to maturity and bear standard renewal provisions. Other letters of credit and guarantees of property debt do no bear formal maturity dates and remain outstanding until certain conditions (such as final sale of property and funding of capital commitments) have been satisfied. The future capital contributions represent contractual equity commitments for specified activities of the respective real estate entities. Insignia, as a matter of policy, would consider advancing funds to real estate entities beyond its legal obligation as a new capital contribution subject to normal investment returns.

Summarized financial information of unconsolidated real estate entities is as follows:

	Year ended December 31
	2002	2001	2000
	(In thousands)
Condensed Statements of Operations Information

Revenues	$197,255	$222,502	$166,101

Total operating expenses	(190,543)	(208,556)	(176,252)

Income (loss) before gains on sales of properties	6,712	13,946	(10,151)
Gains on sales of properties	41,252	107,025	24,939

Net income	$47,964	$120,971	$14,788

Company’s share of net income:
Included in equity earnings in unconsolidated ventures	$3,482	$13,911	$3,912

Equity earnings in unconsolidated ventures included pre-tax gains on dispositions of minority-owned investments totaling $4.2 million, $11.0 million and $3.9 million in 2002, 2001 and 2000, respectively.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

9. Real Estate Investments (continued)

	December 31
	2002	2001
	(In thousands)
Condensed Balance Sheet Information

Cash and investments	$46,068	$29,662
Receivables and deposits	25,946	28,963
Investments in commercial mortgage backed securities	127,116	116,363
Investments in mezzanine loans	1,731	2,249
Other assets	31,573	36,837

Real estate	1,056,037	1,007,432

Less accumulated depreciation	(95,891)	(75,049)

Net real estate	960,146	932,383

Total assets	$1,192,581	$1,146,457

Mortgage notes payable	$712,601	$698,452
Other liabilities	27,435	29,187

Total liabilities	740,036	727,639
Partners’ capital	452,545	418,818

Total liabilities and partners’ capital	$1,192,581	$1,146,457

Real Estate Impairment

During 2002, the Company recorded impairment against its real estate investments of $3.5 million on eight property assets. The impairment charge includes $560,000 for a owned land parcel in Denver, held for future development, based on a third party appraisal. The Company recorded impairment charges during 2001 and 2000 of $824,000 and $1.8 million, respectively.

10. Other Assets

Other assets consist of the following:

	December 31
	2002	2001
	(In thousands)
Loan costs, net	$2,412	$2,193
Amount receivable in connection with disposition	2,693	3,000
Federal tax refund receivable (domestic)	3,966	—
Prepaid taxes	5,246	1,234
Other prepaid expenses	12,088	6,166
Real estate sales proceeds	7,865	—
Other	5,687	7,476

	$39,957	$20,069

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

10. Other Assets (continued)

Real estate sales proceeds of $7.9 million represents sale proceeds from a minority owned real estate property received in December 2002 and payable to a third party investor in 2003. The corresponding payable is included in the Company’s accrued and sundry liabilities at December 31, 2002.

11. Accrued and Sundry Liabilities

Accrued and sundry liabilities consist of the following:

	December 31
	2002	2001
	(In thousands)
Employee compensation and benefits	$13,791	$14,501
Acquisition related lease and annuity liabilities	6,379	6,385
Amounts payable in connection with acquisitions	6,450	1,781
Deferred compensation	21,192	23,103
Deferred revenue	13,948	25,306
Current taxes payable	7,175	3,683
Value added taxes	6,312	4,178
Minimum pension liability	14,571	1,596
Real estate sales proceeds payable	7,865	—
Liabilities of consolidated real estate entities	3,136	848
Other	17,171	19,482

	$117,990	$100,863

Deferred revenue consists of lease commissions collected but deferred due to contingencies and the Company’s ownership portion of acquisition and development fees in certain real estate partnerships. Deferred acquisition and development fees are realized in income upon disposal of the Company’s ownership, generally from property sales, and deferred leasing commissions are recognized upon the fulfillment of all conditions to commission payment, such as tenant occupancy or payment of rent.

12. Private Financing

In June 2002, Insignia executed agreements for $50.0 million of new capital through a private investment by funds affiliated with Blackacre Capital Management, LLC (“Blackacre”). The investment consists of $12.5 million in newly issued shares of Series B convertible preferred stock and a commitment to provide $37.5 million of subordinated debt. The preferred stock carries an 8.5% annual dividend, payable quarterly at Insignia’s option in cash or in kind, and is convertible into Insignia common stock at a price of $15.40 per share, subject to adjustment. The preferred stock has a perpetual term, although Insignia may call the preferred stock, at stated value, after June 7, 2005. In February 2000, Blackacre purchased $25.0 million of convertible preferred stock, which has now been exchanged for a Series A convertible preferred stock with an 8.5% annual dividend and a conversion price of $14.00 per share.

The Blackacre credit facility, which is subordinate to Insignia’s senior credit facility, bears interest at an annual rate of 11.25% to 12.25%, payable quarterly, depending on the amount borrowed. In July 2002, Insignia borrowed $15.0 million under the credit facility. The proceeds were used to finance the purchase of the development property and related leasehold rights in St. Thomas, United States Virgin Islands (discussed under “Real Estate Principal Investment Activities” above). Insignia may draw

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

12. Private Financing (continued)

down the remaining $22.5 million of availability at any time until December 2003. Any further borrowings will bear interest at 12.25%. The subordinated debt has a final maturity of June 2009.

13. Long Term Debt

Total long term debt consists of notes payable of the Company and real estate mortgage notes of consolidated real estate entities.

Notes Payable

Notes payable consist of the following:

	December 31
	2002	2001
	(In thousands)
Senior revolving credit facility with interest due quarterly at LIBOR plus 2.0 to 2.5% (totaling approximately 4.3% (2002) and 4.5% (2001)). Final payment due date is May 8, 2004	$95,000	$149,000
Senior subordinated credit facility with interest due quarterly at 11.25% and a final maturity of June 2009	15,000	—
Acquisition loan notes with an interest rate of approximately 3.0% and a final maturity of April 2010	16,889	20,972

	$126,889	$169,972

The Company’s debt includes outstanding borrowings under its $230.0 million senior revolving credit facility and a $37.5 million subordinated credit facility entered into in June 2002 with Blackacre. The margin above LIBOR on the senior facility was 2.50% at December 31, 2002 and 2001. The Company also had outstanding letters of credit of $11.0 million and $12.3 million at December 31, 2002 and 2001, respectively. At December 31, 2002 the unused commitment on the senior revolving credit facility was approximately $124.0 million.

The $37.5 million Blackacre credit facility is subordinate to Insignia’s senior credit facility and bears interest, payable quarterly, at an annual rate of 11.25% to 12.25%, depending on the amount borrowed. At December 31, 2002, the Company had borrowings of $15.0 million outstanding on the subordinated credit facility at an interest rate of 11.25%. Any further borrowings will bear interest at 12.25%. Insignia may draw down the remaining $22.5 million of availability at any time until December 2003. The subordinated debt has a final maturity of June 2009.

The senior credit facility provides for foreign denominated borrowings up to an aggregate $75 million. No foreign denominated borrowings were outstanding at December 31, 2002 or 2001. The senior facility is collateralized by a pledge of the stock of domestic subsidiaries and material foreign subsidiaries.

The Company also maintains a £5 million line of credit in the UK for short term working capital purposes in Europe. The Company has not borrowed on this line of credit during the past two years.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

13. Long Term Debt (continued)

Notes Payable (continued)

The U.K. acquisition loan notes outstanding at December 31, 2002 are guaranteed by a bank, as required by the terms of the respective purchase agreements. The bank holds restricted cash deposits sufficient to repay the notes in full when due. These loan notes are redeemable semi-annually at the discretion of the note holder.

The Company’s credit agreements and other debt agreements contain various restrictive covenants requiring, among other things, minimum consolidated net worth and certain other financial ratios. The Company’s revolving credit facility restricts the payment of cash dividends to an amount not to exceed twenty-five percent of net income for the immediately preceding fiscal quarter. At December 31, 2002, Insignia had approximately $80.0 million of availability on its credit facilities under these covenants. At December 31, 2002 and 2001, the Company was in compliance with all covenants.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

13. Long Term Debt (continued)

Real Estate Mortgage Notes

Real estate mortgage notes represent non-recourse loans collateralized by real estate properties consisting of the following:

	2002	2001
	(In thousands)
Brookhaven Village, mortgage loan bearing interest at 6.24% with a final maturity in December 2004	$8,305	$8,305
Dolphin Village, mortgage loan	—	7,608
Shinsen Place, mortgage loan	—	21,356
U.S. Virgin Islands development loan bearing interest at LIBOR plus 5.0% with a floor of 8.0% (8% at December 31, 2002). The note matures in August 2005	20,000	—
West Village, FHA loan bearing interest at 7.25%. The loan matures in October 2013	7,064	—
West Village, HPD note bearing interest at 8.5% and maturing in October 2023 (loan amount plus unpaid accrued interest)	29,897	—
West Village, non-interest bearing residual receipt note maturing in October 2023	1,529	—

	$66,795	$37,269

The mortgage note encumbering Brookhaven Village includes a participation feature whereby the lender is entitled to 35% of the net cash flow, net refinancing proceeds or net sales proceeds after the Company has achieved a 10% annual return on equity. The projected participation liability to the lender equaled approximately $715,000 and $658,000 at December 31, 2002 and 2001, respectively. This amount is substantially contingent upon a sale of the asset. Dolphin Village and Shinsen Place were sold during 2002. The U.S. Virgin Island development loan includes a one time deferred financing fee of 4.35% to 17% of the loan proceeds, depending of the length of financing. This deferred financing fee is payable at loan maturity or the early repayment of the loan.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

13. Long Term Debt (continued)

Scheduled principal maturities on all long term debt payable after December 31, 2002 are as follows:

	Notes Payable	Real Estate Mortgage Notes	Total
	(in thousands)
2003	$16,889	$412	$17,301
2004	95,000	8,786	103,786
2005	—	20,518	20,518
2006	—	556	556
2007	—	598	598
Thereafter	15,000	35,925	50,925

	$126,889	$66,795	$193,684

14. Stock Compensation Plans

The Company’s 1998 Stock Incentive Plan, as amended and restated (the “1998 Plan”), authorized the grant of options and restricted stock awards to management personnel totaling up to 4,500,000 shares of the Company’s common stock. The term of each option is determined by the Company’s Board of Directors but will in no event exceed ten years from the date of grant. Options granted typically have five-year terms and are granted at prices not less than 100% of the fair market value of the Company’s common stock on the date of grant. The 1998 Plan may be terminated by the Board of Directors at any time. In September 1998, the Company was spun-off from its former parent, a company also named Insignia Financial Group, Inc. At the spin-off date, the Company assumed, under the 1998 Plan, approximately 1,787,000 options issued by the former parent to employees of the businesses included in the spin-off. At December 31, 2002, 1,926,583 options were outstanding under the 1998 Plan.

At December 31, 2002, approximately 96,000 unvested restricted stock awards to acquire shares of the Company’s common stock were outstanding under the 1998 Plan. These awards, which have a five-year vesting period, were granted to executive officers and other employees of the Company. Compensation expense recognized by the Company for these awards totaled approximately $706,000, $627,000 and $709,000 for 2002, 2001 and 2000, respectively.

During 2002, the Company granted 150,000 nonqualified options to the president of Insignia Douglas Elliman, pursuant to his employment agreement. These options were issued outside of the 1998 Plan and have a five-year vesting period.

The Company assumed 1,289,329 options under Non-Qualified Stock Option Agreements in connection with the acquisition of REGL. The options had five-year terms at the date of grant and the

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

14. Stock Compensation Plans (continued)

terms remained unchanged at the date of assumption. At December 31, 2002, 654,806 options remained outstanding.

The Company assumed approximately 612,000 options under Non-Qualified Stock Option Agreements in connection with the acquisition of St. Quintin. The options had five-year terms at the date of grant and the terms remained unchanged at the date of assumption. At December 31, 2002, 266,484 options remained outstanding.

The Company assumed 110,000 options under a Non-Qualified Stock Option Plan in connection with the acquisition of Brooke. At December 31, 2002, 65,000 options remained outstanding under the plan. The options had five and one half-year terms at the date of grant and the terms remained unchanged at the date of assumption.

The terms of all options assumed in connection with acquisitions remained subject to continued vesting over their original terms. These options have been accounted for as additional purchase consideration for each respective business combination.

During 2000, Insignia granted 1,493,000 warrants to purchase Insignia common stock to certain key executives, non-employee directors and other employees under Warrant Agreements. Such warrants had five-year terms at the date of grant. At December 31, 2002, 1,432,500 warrants remained outstanding.

Pursuant to the Company’s Supplemental Stock Purchase and Loan Program, Insignia has loans outstanding to seven employees, including three executive officers, of the Company. These loans were originally made in 1998 and 1999 for the purchase of 158,663 newly issued shares of Insignia’s common stock at an average share price of approximately $12.18. The loans require principal and interest payments, at a fixed rate of 7.5%, in 40 equal quarterly installments ending December 31, 2009. The notes are secured by the common shares and are non-recourse to the employee except to the extent of 25% of the outstanding amount. The outstanding principal balances of these notes totaled $1,193,000 and $1,882,000 at December 31, 2002 and 2001, respectively. The notes receivable are classified as a reduction of stockholders’ equity in the Company’s consolidated balance sheet.

The Company’s 1998 Employee Stock Purchase Plan (the “Employee Plan”) was adopted to provide employees with an opportunity to purchase common stock through payroll deductions at a price not less than 85% of the fair market value of the Company’s common stock. The Employee Plan was developed to qualify under Section 423 of the Internal Revenue Code of 1986.

In connection with the Company’s spin-off in September 1998, 1,196,000 warrants to purchase shares of common stock of the Company (at $14.50 per share) were issued to holders of the Convertible Preferred Securities of the Company’s former parent. The term of each warrant is five years. The Company’s former parent purchased the warrants from Insignia in 1998 for approximately $8.5 million. At December 31, 2002, all warrants remained outstanding and were fully exercisable.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

14. Stock Compensation Plans (continued)

The Company’s common stock reserved for future issuance in connection with stock compensation plans totaled 5,751,373 shares at December 31, 2002.

Summaries of the Company’s stock option, warrant and unvested restricted stock activity, and related information for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	6,616,404	$10.32	8,304,155	$10.06	6,859,368	$10.02
Options and warrants granted	290,000	10.33	30,000	11.70	2,189,174	8.54
Options granted in connection with Brooke acquisition	—	—	20,000	10.80	40,000	11.81
Exercised	(200,674)	3.48	(690,941)	6.64	(508,676)	6.36
Forfeited/canceled	(954,357)	11.95	(1,046,810)	9.40	(275,711)	8.62

Outstanding at end of year	5,751,373	10.30	6,616,404	$10.32	8,304,155	$10.06

Exercisable at end of year	4,501,359	$10.66	4,233,299	$11.31	4,359,468	$11.24

Weighted-average fair value of grants during the year		$2.90		$5.32		$4.09

Significant option, warrant and unvested restricted stock groups outstanding at December 31, 2002 and related weighted average price and life information follows:

Outstanding				Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.00 - $ 7.50	1,017,526	1.9 years	$5.82	560,066	$6.41
$ 7.51 - $ 11.00	2,108,000	2.5 years	$8.40	1,723,330	$8.06
$11.01 - $ 14.00	1,308,965	1.7 years	$12.61	901,081	$12.65
$14.01 - $ 15.69	1,316,882	0.8 years	$14.51	1,316,882	$14.51

	5,751,373		$10.30	4,501,359	$10.66

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

15. Income Taxes

For financial reporting purposes, income from continuing operations before income taxes includes the following components:

	2002	2001	2000
	(In thousands)
United States	$4,304	$3,128	$5,932
Foreign	19,632	5,674	18,465

	$23,936	$8,802	$24,397

Significant components of the income tax expense from continuing operations are as follows:

	2002	2001	2000
	(In thousands)
Current:
Federal	$964	$2,498	$(27)
Foreign	8,279	4,868	6,619
State and local	500	1,208	41

Total current	9,743	8,574	6,633

Deferred:
Federal	3,052	(3,387)	(1,465)
Foreign	960	(944)	(804)
State and local	(3,036)	(1,162)	(1,196)

Total deferred	976	(5,493)	(3,465)

	$10,719	$3,081	$3,168

Components of income tax expense (benefit) reported other than in continuing operations are as follows:

	2002	2001	2000
	(In thousands)
Discontinued Operations:
(Loss) income from operations	$—	$(682)	$559
Income (loss) on disposal	(2,844)	(4,000)	—

Total	(2,844)	(4,682)	559

Accumulated Other Comprehensive Income:
Minimum pension liability	(3,832)	(696)	—
Unrealized investment gains (losses)	752	7	(456)
Currency translation	6,215	(1,769)	(4,518)

Total	3,135	(2,458)	(4,974)

Cumulative Change in Accounting Principles:
Goodwill impairment	(9,388)	—	—
SAB 101 adoption	—	—	(23,310)

	$(9,388)	$—	$(23,310)

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

15. Income Taxes (continued)

The reconciliation of income tax attributable to continuing operations computed at the U.S. statutory rate to income tax expense is shown below (In thousands):

	2002		2001		2000
	Amount	Percent	Amount	Percent	Amount	Percent
Tax at U.S. statutory rates	$8,378	35.0%	$3,081	35.0%	$8,539	35.0%
Effect of different tax rates in foreign jurisdictions	(387)	(1.6)	(424)	(4.8)	(867)	(3.6)
State income taxes, net of federal tax benefit	(1,649)	(6.9)	(1,450)	(16.5)	(150)	(0.6)
Effect of nondeductible meals and entertainment expenses	501	2.1	1,092	12.4	783	3.2
Effect of nondeductible goodwill amortization	—	—	1,386	15.7	824	3.4
Change in valuation allowances for continuing operations	1,913	8.0	1,468	16.7	—	—
Effect of life insurance proceeds	—	—	—	—	(7,000)	(28.7)
Effect of settlement of IRS exam	(73)	(0.3)	(1,961)	(22.3)	—	—
Effect of executive compensation limitation	1,504	6.3	351	4.0	403	1.7
Other	532	2.2	(462)	(5.2)	636	2.6

	$10,719	44.8%	$3,081	35.0%	$3,168	13.0%

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

15. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

	December 31
	2002	2001
	(In thousands)
Deferred tax liabilities:
Acquisition related intangibles	$(1,799)	$(7,323)
Tax over book depreciation	(6,149)	—
Partnership earnings differences	—	(1,841)
Compensation	(5,415)	(2,177)
Accumulated comprehensive income—unrealized gains	(752)	(39)
Other, net	(1,680)	(1,295)

Total deferred tax liabilities	(15,795)	(12,675)
Deferred tax assets:
Net operating losses	13,494	7,132
Acquisition related items	4,082	734
Book over tax depreciation	—	5,262
Commission income receivable (net)	1,499	—
Alternative minimum tax credit	1,234	4,270
Partnership earnings differences	3,897	—
Bad debt reserves	2,400	1,164
Reserve for asset impairments	2,540	10,243
Compensation and benefits	17,261	15,786
Accumulated comprehensive income—minimum pension liability	4,528	696
Accumulated comprehensive income—currency translation	—	6,215
Other, net	2,250	632

Total deferred tax assets	53,185	52,134
Valuation allowance for deferred tax assets	(5,576)	(8,963)

Deferred tax assets, net of valuation allowance	47,609	43,171

Net deferred tax assets	$31,814	$30,496

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to realize fully the deferred assets, the Company will need to generate future taxable income of approximately $58.1 million, principally for U.S. purposes.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

15. Income Taxes (continued)

The Company has generated losses and has created other net deferred assets in prior years. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income during the carryforward period are reduced. Net operating losses in the U.S. were carried forward from 2001 for federal income tax purposes. At December 31, 2002, approximately $12.6 million and $41.1 million of net operating losses will carry forward to 2003 for federal, state and local income tax purposes respectively. These amounts expire between 2015 and 2022.

In 2001, the Company entered into an agreement to sell Realty One and its affiliated companies. In connection with the Realty One sale, the Company incurred a pre-tax loss of approximately $21.6 million. Under the tax law existing at December 31, 2001, approximately $12.5 million of the loss could not be deducted for income tax purposes and no income tax benefit has been provided on this portion of the loss in 2001. Subsequent to 2001, the U.S. Treasury Department issued new legislative regulations that allowed for the deduction of the loss for income tax purposes. Sufficient capital gains were generated to offset the loss.

Undistributed earnings of the Company’s foreign operations amounted to approximately $39.0 million in aggregate as of December 31, 2002. Deferred income taxes are not provided at U.S. tax rates on these earnings as it is intended that the earnings will be permanently reinvested outside of the U.S. Any such taxes should not be significant, since U.S. tax rates are no more than 5% in excess of U.K. and French tax rates and goodwill, with respect to the U.K. and French operations, are amortizable for U.S. tax purposes.

During 2002, certain of the Company’s foreign operations generated operating losses in aggregate of approximately $8.1 million. All potential tax benefits pertaining to such losses have been fully reserved due to absence of profits.

In 2000, the Internal Revenue Service (“IRS”) commenced an examination of the income tax returns for the 1998 (January 1, 1998 through September 30, 1998), 1997 and 1996 tax years. In November 2001, the IRS made a final determination to which the Company has agreed. The agreed assessment paid by the Company was approximately $1.1 million, including taxes and interest. The examination will have final resolution when the U. S. Treasury Department issues a determination letter resulting from the review by the Joint Committee on Taxation. The statute of limitations is extended through March 31, 2003. The Company does not anticipate any additional assessments.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

16. Employee Benefit Plans

401(k) Retirement Plan

The Company established a 401(k) savings plan covering substantially all U.S. employees. The Company may make a contribution equal to 25% of the employees’ contribution up to a maximum of 6% of the employees’ compensation and participants fully vest in employer contributions after 5 years. All contributions to the 401(k) plan are expensed currently in earnings. The Company expensed approximately $1,249,000, $1,660,000, and $2,044,000 in contributions to the 401(k) plan during 2002, 2001, and 2000, respectively.

Defined Contribution Plan

Insignia Richard Ellis maintains a defined contribution plan that is available to all of its employees at their option after the completion of six months of service and the attainment of 25 years of age. Insignia Richard Ellis contributions are 3.5% of salary for ages 25 to 30, 4.5% of salary for ages 31 to 35 and 5.5% to 7% of salary for ages 36 and over. Insignia Richard Ellis expensed approximately $1,598,000, $1,430,000 and $1,558,000 in contributions to the plan during 2002, 2001, and 2000, respectively.

Defined Benefit Plans

Insignia Richard Ellis maintains two defined benefit plans for certain of its employees. The plans provide for benefits based upon the final salary of participating employees. The funding policy is to contribute annually an amount to fund pension cost as actuarially determined by an independent pension consulting firm.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

16. Employee Benefit Plans (continued)

The following table summarizes the accumulated benefit obligation, projected benefit obligation, funded status and net periodic pension cost of the Insignia Richard Ellis defined benefit plans:

	December 31
	2002	2001
	(In thousands)
Accumulated Benefit Obligation	$57,089	$45,727

Projected Benefit Obligation (“PBO”)
PBO—Beginning of year	$48,355	$46,230
Service cost	1,158	909
Interest cost	3,017	2,657
Benefits paid net of participant contributions	(566)	(533)
Net actuarial loss	4,023	368
Foreign currency exchange rate changes	5,593	(1,276)

PBO—End of year	61,580	48,355

Change in Plan Assets
Fair value of plan assets at beginning of year	44,131	50,114
Actual return on plan assets	(6,198)	(4,947)
Employer contributions	884	916
Benefits paid net of participant contributions	(566)	(533)
Foreign currency exchange rate changes	4,267	(1,419)

Fair value of plan assets at end of year	42,518	44,131

Funded status of the plans	(19,062)	(4,224)
Unrecognized net actuarial loss	19,585	5,002
Adjustment required to recognize minimum liability	(15,094)	(2,374)

Net pension liability recognized in the Company’s consolidated balance sheets	$(14,571)	$(1,596)

	Years Ended December 31
	2002	2001	2000
	(In thousands)
Net Periodic Pension Cost
Service cost	$1,158	$909	$1,370
Interest cost	3,017	2,657	2,545
Return on plan assets	(2,975)	(3,398)	(3,343)

	$1,200	$168	$572

Assumptions used in determining accounting:
Discount rate	5.5%	6.0%	6.0%
Weighted average increase in compensation levels	4.3%	4.5%	5.0%
Rate of return on plan assets	6.5%	6.5%	7.0%

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

16. Employee Benefit Plans (continued)

The adjustment to accumulated other comprehensive income in 2002 pertaining to the minimum pension liability was approximately $9.7 million (net of tax benefit of $3.8 million).

17. Related Party Transactions

In May 2002, Insignia made a loan in the amount of $270,000 to an Executive Vice President of the Company. The variable interest rate on the loan is the same the average cost of funds borrowed by Insignia, which was approximately 5.25% at December 31, 2002. Interest on the loan is payable to Insignia in cash on June 30 and December 31 of each year; provided, however, that until December 31, 2004 all interest accrued and payable may, at the discretion of the executive (but subject to Insignia’s right of offset as more fully described below), be added to the outstanding principal balance of the loan instead of paid in cash. The loan is repayable on the earlier of (i) June 30, 2005 or (ii) 30 days following a termination of the executive’s employment with Insignia for any reason. Pursuant to its rights under the note, beginning on August 1, 2002, Insignia began withholding 50% of any distribution payable to the executive, in respect of the executive’s equity interest in the Company’s profits interest in IOP, to be applied as a payment of accrued interest first and then outstanding principal. The outstanding balance on the loan was $269,083 at December 31, 2002.

In March 2002, Insignia made a loan in the amount of $1.5 million to its Chairman and Chief Executive Officer. The variable interest rate on the loan is the same as the average cost of funds borrowed by Insignia, which was approximately 5.25% at December 31, 2002. The loan is payable on or before March 5, 2005. The Company deducts quarterly interest payments due on the loan from certain bonuses payable to the Chairman. To the extent such bonuses are not paid, all accrued and unpaid interest is payable at maturity. The loan and any accrued interest thereon would be forgiven in limited circumstances, such as a significant transaction or change of control. The outstanding balance on the loan at December 31, 2002 was $1.5 million.

In June 2001, Insignia made a loan in the amount of $1.5 million to its President. The variable interest rate on the loan is the same as the average cost of funds borrowed by Insignia, which was approximately 5.25% at December 31, 2002. The loan becomes due upon the earliest of (i) voluntary termination of the President’s employment with Insignia, (ii) the termination of the President’s employment with Insignia for cause or (iii) March 15, 2006. Insignia will forgive $375,000 of the principal amount of the loan and accrued interest thereon on March 15 of the year following each of 2002, 2003, 2004 and 2005 to the extent that actual Net EBITDA equals or exceeds 75% of annual budgeted Net EBITDA for any such year, as approved by the Board of Directors. In addition, if aggregate actual Net EBITDA for fiscal 2002, 2003, 2004 and 2005 equals or exceeds aggregate annual budgeted EBITDA for such years, any outstanding principal amount of the loan and accrued interest thereon, will be forgiven as of March 15, 2006. The outstanding balance on the loan at December 31, 2002 was $1.5 million.

Pursuant to the Company’s Supplemental Stock Purchase and Loan Program, Insignia has loans outstanding to seven employees, including three executive officers, of the Company. These loans were originally made in 1998 and 1999 for the purchase of 158,663 newly issued shares of Insignia’s common stock at an average share price of approximately $12.18. The loans require principal and interest payments, at a fixed rate of 7.5%, in 40 equal quarterly installments ending December 31, 2009. The notes are secured by the common shares and are non-recourse to the employee except to the extent of 25% of the outstanding amount. At December 31, 2002 and 2001, the loans outstanding

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

17. Related Party Transactions (continued)

totaled $1,193,000 and $1,882,000, respectively, and are presented as a reduction of stockholders’ equity in the Company’s consolidated balance sheets.

A director of Insignia is a partner in a law firm that represents Insignia or certain of its affiliates from time to time. The amount of fees paid by the Company to the firm during 2002, 2001 and 2000 totaled $1,363,000, $59,000 and $589,000, respectively.

18. Commitments, Contingencies and Other Matters

Ordinary Course of Business Claims

Insignia and certain subsidiaries are defendants in lawsuits arising in the ordinary course of business. Management does not expect that the results of any such lawsuits will have a significant adverse effect on the financial condition, results of operations or cash flows of the Company. All contingencies including unasserted claims or assessments, which are probable and for which the amount of loss can be reasonably estimated, are accrued in accordance with SFAS No. 5, Accounting for Contingencies.

Indemnification

In 1998, the Company’s former parent entered into a Merger Agreement with Apartment Investment and Management Company (“AIMCO”), and one of AIMCO’s subsidiaries, pursuant to which the former parent was merged into AIMCO. Shortly before the merger, the former parent distributed the stock of Insignia to its shareholders in a spin-off transaction. As a requirement of the Merger Agreement, Insignia entered into an Indemnification Agreement with AIMCO. In the Indemnification Agreement, Insignia agreed generally to indemnify AIMCO against all losses exceeding $9.1 million that result from: (i) breaches by the Company or former parent of representations, warranties or covenants in the Merger Agreement; (ii) actions taken by or on behalf of former parent prior to the merger; and (iii) the spin-off.

In December 2001, the Company entered into a stock purchase agreement with Real Living, Inc., the purchaser, that provided for the sale of 100% of the stock of Realty One and its affiliated companies. Such affiliated companies included First Ohio Mortgage Corporation, Inc., First Ohio Escrow Corporation, Inc. and Insignia Relocation Management, Inc. As a part of sale, the Company agreed generally to indemnify the purchaser against all losses up to the purchase price (subject to certain deductible amounts), resulting from the following: (i) breaches by the Company of any representations, warranties or covenants in the stock purchase agreement; (ii) pre-disposition obligations for goods, services, taxes or indebtedness except for those assumed by Real Living, Inc.; (iii) change of control payments made to employees of Realty One; and (iv) any third party losses arising or related to the period prior to the disposition. In addition, the Company provided an indemnification for losses incurred by Wells Fargo Home Mortgage, Inc. (“Wells Fargo”) and/or the purchaser in respect of (i) mortgage loan files existing on the date of closing; (ii) fraud in the conduct of its home mortgage business; and (iii) the failure to follow standard industry practices in the home mortgage business. The aggregate loss for which the Company is potentially liable to Wells Fargo is limited to $10 million and the aggregate of any claims made by the purchaser and Wells Fargo shall not exceed the purchase price.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

18. Commitments, Contingencies and Other Matters (continued)

Indemnification (continued)

As of December 31, 2002, the Company was not aware of any matters that would give rise to a material claim under any warranties and indemnities.

Environmental

Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate certain hazardous or toxic substances or petroleum-product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from or at the site, including the presence of asbestos containing materials. Insurance for such matters may not be available.

The presence of contamination or the failure to remediate contamination may adversely affect the owner’s ability to sell or lease real estate or to borrow using the real estate as collateral. There can be no assurance that Insignia, or any assets owned or controlled by Insignia (as on-site property manager), currently are in compliance with all of such laws and regulations or that Insignia will not become subject to liabilities that arise in whole or in part out of any such laws, rules or regulations. The liability may be imposed even if the original actions were legal and Insignia did not know of, or was not responsible for, the presence of such hazardous or toxic substances. Insignia may also be solely responsible for the entire payment of any liability if it is subject to joint and several liability with other responsible parties who are unable to pay. Insignia may be subject to additional liability if it fails to disclose environmental issues to a buyer or lessee of property. Management is not currently aware of any environmental liabilities that are expected to have a material adverse effect upon the operations or financial condition of the Company.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

18. Commitments, Contingencies and Other Matters (continued)

Operating Leases

The Company leases office space and equipment under noncancelable operating leases. Minimum annual rentals under operating leases for the five years ending after December 31, 2002 and thereafter are as follows:

Amount
(In thousands)
2003	$32,207
2004	30,231
2005	27,580
2006	25,386
2007	23,513
Thereafter	68,163

Total minimum payments	$207,080

Rental expense, which is recorded on a straight-line basis, was approximately $35,822,000 (2002) $29,282,000 (2001) and $26,579,000 (2000). Certain of the leases are subject to renewal options and annual escalation based on the Consumer Price Index or annual increases in operating expenses.

Convertible Preferred Stock

Insignia has 375,000 shares, or $37.5 million, of convertible preferred stock outstanding to investment funds affiliated with Blackacre Capital Management. The convertible preferred stock includes 250,000 shares, or $25.0 million, of Series A, initially purchased in February 2000, and 125,000 shares, or $12.5 million, of Series B purchased in June 2002. The initial preferred originally carried a 4% annual dividend and was exchanged in June 2002 for Series A convertible preferred stock. The convertible preferred stock carries an 8.5% annual dividend (totaling approximately $3.2 million), payable quarterly at Insignia’s option in cash or in kind. The Company paid cash dividends of approximately $1.8 million in 2002.

The convertible preferred stock has a perpetual term, although Insignia may call the preferred stock, at stated value, after June 7, 2005. Upon the dissolution, liquidation or winding up of the Company, the holders of Series A and Series B convertible preferred stock are entitled to receive the stated value of $100.00 per share (totaling $37.5 million (2002) and $25.0 million (2001)) plus accrued and unpaid dividends.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

18. Commitments, Contingencies and Other Matters (continued)

Stock Repurchase

At December 31, 2002 and 2001, Insignia held in treasury 1,502,600 repurchased shares of its Common Stock. Such shares were repurchased at an aggregate cost of approximately $16.2 million and are reserved for issuance upon the exercise of warrants granted in 2001 to certain executive officers, non-employee directors and other employees of the Company.

In July 2002, the Company authorized a stock repurchase program of up to $5.0 million, subject to compliance with all covenants contained within the Company’s existing debt agreements. As of December 31, 2002, the Company had not initiated any stock repurchases under this authorization.

Life Insurance Proceeds

In October 2000, Insignia collected $20 million in life insurance proceeds from a “key man” insurance policy on the life of Edward S. Gordon, a member of the Company’s Office of the Chairman. The policy was purchased in connection with Insignia’s acquisition of Edward S. Gordon Incorporated in June 1996. Insignia incurred approximately $900,000 in obligations payable to Mr. Gordon’s estate at the time of his death. The Company recognized the resulting income of $19.1 million in the third quarter of 2000.

19. Industry Segments

As of December 31 2002, Insignia’s operating activities encompassed two segments that include (i) commercial real estate services, including principal investment activities, and (ii) residential real estate services. In 2001 and 2000, the Company’s operating activities included internet-based initiatives as a third segment. The Company’s segments include businesses that offer similar products and services and are managed separately because of the distinction between such services. The accounting policies of the segments are the same as those used in the preparation of the consolidated financial statements.

The commercial segment provides services including tenant representation, property and asset management, agency leasing and brokerage, investment sales, development and re-development, consulting and other services. The commercial segment also includes the Company’s principal real estate investment activities and fund management. Insignia’s commercial segment is comprised of the operations of Insignia/ESG in the U.S., Insignia Richard Ellis in the U.K., Insignia Bourdais in France and other businesses in continental Europe, Asia and Latin America. The residential segment provides services including apartment brokerage and leasing, rental brokerage, property management and mortgage brokerage services and consists of the New York based operations of Insignia Douglas Elliman and Insignia Residential Group. The Company’s unallocated administrative expenses and corporate assets, consisting primarily of cash and property and equipment, are included in “Other” in the segment reporting. The Company’s internet-based initiatives launched in 1999 were terminated in 2001.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

19. Industry Segments (continued)

The following tables summarize certain financial information by industry segment:

Year ended December 31, 2002	Commercial	Residential	Other	Total
	(In thousands)
Revenues
Real estate services	$577,544	$133,691	$—	$711,235
Property operations	9,195	—	—	9,195
Equity earnings in unconsolidated ventures	3,482	—	—	3,482
Other income, net	589	—	204	793

	590,810	133,691	204	724,705

Operating income (loss)	37,318	7,888	(14,229)	30,977

Other income and expense:
Interest income	2,300	15	1,636	3,951
Interest expense	(474)	(16)	(8,380)	(8,870)
Property interest expense	(2,122)	—	—	(2,122)

Income (loss) from continuing operations before income taxes	$37,022	$7,887	$(20,973)	$23,936

Total assets	$724,330	$62,604	$85,905	$872,839
Real estate investments, net	134,135	—	—	134,135
Capital expenditures, net	7,136	3,267	—	10,403

Year ended December 31, 2001	Commercial	Residential	Internet	Other	Total
Revenues
Real estate services	$613,253	$119,232	$—	$—	$732,485
Property operations	3,969	—	—	—	3,969
Equity earnings in unconsolidated ventures	13,911	—	—	—	13,911
Other income, net	1,765	—	—	331	2,096

	632,898	119,232	—	331	752,461

Operating income (loss)	43,244	(1,050)	—	(13,186)	29,008

Other income and expenses:
Interest income	2,084	16	—	2,769	4,869
Interest expense	(639)	(38)	—	(11,730)	(12,407)
Property interest expense	(1,744)	—	—	—	(1,744)
Losses from internet investments	—	—	(10,263)	—	(10,263)
Other expenses	(661)	—	—	—	(661)

Income (loss) from continuing operations before income taxes	$42,284	$(1,072)	$(10,263)	$(22,147)	$8,802

Total assets	$678,091	$147,654	$1,007	$91,630	$918,382
Real estate investments, net	95,710	—	—	—	95,710
Capital expenditures, net	11,704	3,815	—	85	15,604

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

19. Industry Segments (continued)

Year ended December 31, 2000	Commercial	Residential	Internet	Other	Total
	(In thousands)
Revenues
Real estate services	$639,447	$134,095	$—	$—	$773,542
Property operations	5,212	—	—	—	5,212
Equity earnings in unconsolidated ventures	3,912	—	—	—	3,912
Other income	—	—	—	1,365	1,365

	$648,571	$134,095	$—	$1,365	$784,031

Operating income (loss)	58,265	5,450	(18,456)	(15,050)	30,209

Other income and expenses:
Interest income	2,316	—	464	4,456	7,236
Interest expense	(1,032)	(48)	—	(10,665)	(11,745)
Property interest expense	(2,868)	—	—	—	(2,868)
Losses from internet investments	—	—	(18,435)	—	(18,435)
Life insurance proceeds	—	—	—	19,100	19,100
Minority interest	—	—	900	—	900

Income (loss) from continuing operations before income taxes	$56,681	$5,402	$(35,527)	$(2,159)	$24,397

Total assets	$645,989	$162,213	$10,963	$106,460	$925,625
Real estate investments, net	102,170	—	—	—	102,170
Capital expenditures, net	20,444	5,290	—	73	25,807

Certain geographic information is as follows:

	Year ended December 31, 2002		Year ended December 31, 2001		Year ended December 31, 2000
	Revenues	Long-Lived Assets	Revenues	Long-Lived Assets	Revenues	Long-Lived Assets
United States	$539,889	$343,072	$631,986	$339,619	$637,067	$274,652
United Kingdom	121,746	115,029	105,896	106,701	133,809	90,781
France	43,058	30,189	—	12,800	—	—
Other countries	20,012	8,631	14,579	8,603	13,155	3,639

	$724,705	$496,921	$752,461	$467,723	$784,031	$369,072

Long-lived assets are comprised of property and equipment, real estate investments, goodwill and acquired intangibles.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

20. Fair Values of Financial Instruments

The fair value estimates of financial instruments are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. The carrying amount reported on the balance sheet for cash and cash equivalents approximates its fair value. Receivables reported on the balance sheet generally consist of property and lease commission receivables and various note receivables. The property and note receivables approximate their fair values. Lease commission receivables are carried at their discounted present value; therefore the carrying amount and fair value amount are the same. The carrying amounts for notes payable and real estate mortgage notes payable approximate their respective fair value because the interest rates generally approximate current market interest rates for similar instruments.

21. Quarterly Financial Data (Unaudited)

	2002
	Total	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Revenues	$724,705	$200,881	$191,547	$180,981	$151,296
Income (loss) from continuing operations	13,217	6,334	4,116	3,175	(408)
Discontinued operations	4,918	—	4,653	—	265

Income (loss) before cumulative effect of a change in accounting principle	18,135	6,334	8,769	3,175	(143)
Cumulative effect of a change in accounting principle	(20,635)	—	—	—	(20,635)

Net (loss) income	(2,500)	6,334	8,769	3,175	(20,778)

Per share amounts:
Earnings per share—basic
Income (loss) from continuing operations	$0.48	$0.24	$0.14	$0.12	$(0.03)
Discontinued operations	0.21	—	0.20	—	0.01

Income (loss) before cumulative effect of a change in accounting principle	0.69	0.24	0.34	0.12	(0.02)
Cumulative effect of a change in accounting change in accounting principle	(0.89)	—	—	—	(0.89)

Net (loss) income	(0.20)	0.24	0.34	0.12	(0.91)

Earnings per share—assuming dilution
Income (loss) from continuing operations	0.47	0.24	0.14	0.12	(0.03)
Discontinued operations	0.21	—	0.20	—	0.01

Income (loss) before cumulative effect of a change in accounting principle	0.67	0.24	0.34	0.12	(0.02)
Cumulative effect of a change in accounting principle	(0.87)	—	—	—	(0.88)

Net (loss) income	(0.20)	0.24	0.34	0.12	(0.86)

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

21. Quarterly Financial Data (Unaudited) (continued)

	2001
	Total	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Revenues	$752,461	$255,963	$147,277	$172,239	$176,982
Income (loss) from continuing operations	5,721	12,648	(5,396)	(1,747)	216
Discontinued operations	(19,229)	(17,707)	926	302	(2,750)

Net loss	(13,508)	(5,059)	(4,470)	(1,445)	(2,534)

Per share amounts:
Earnings per share—basic
Income (loss) from continuing operations	$0.21	$0.55	$(0.25)	$(0.09)	$0.00
Discontinued operations	(0.87)	(0.79)	0.04	0.01	(0.13)

Net loss	(0.66)	(0.24)	(0.21)	(0.08)	(0.13)

Earnings per share—assuming dilution
Income (loss) from continuing operations	0.20	0.50	(0.25)	(0.09)	0.00
Discontinued operations	(0.82)	(0.70)	0.04	0.01	(0.13)

Net loss	(0.62)	(0.20)	(0.21)	(0.08)	(0.13)

Fourth quarter earnings included a gain of approximately $10.4 million from the sale of a real estate property in which the Company held a 17.5% profits interest. In addition, the fourth quarter included impairment write-downs of $4.6 million in remaining internet investments and income of $3.2 million in connection with the liquidation of EdificeRex.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

22. Subsequent Events

Proposed CB Richard Ellis Merger

On February 17, 2003, Insignia entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBRE Holding, Inc., CB Richard Ellis Services, Inc. (“CB”) and Apple Acquisition Corp., a wholly owned subsidiary of CB, pursuant to which, upon the terms and subject to the conditions set forth therein, Apple Acquisition Corp. will be merged with and into Insignia (the “Merger”), with Insignia being the surviving corporation in the Merger and becoming a wholly owned subsidiary of CB. The Merger Agreement provides that Insignia’s Certificate of Incorporation and the Bylaws of Apple Acquisition Corp. will be the Certificate of Incorporation and the Bylaws, respectively, of the surviving corporation. Under the Merger Agreement, at closing each share of common stock, par value $0.01 per share, of Insignia (the “Common Stock”) will be converted into the right to receive $11.00 per share in cash (the “Common Merger Consideration”). In addition, Insignia has the right, but not the obligation, to sell certain real estate assets (excluding assets of the service businesses) prior to the closing of the Merger. If Insignia receives more than a specified amount of cash net proceeds (generally $45.0 million, net of expenses, plus any amounts contributed or transferred to the entities holding these assets between February 17, 2003 and the closing of the Merger) for these assets, the excess net cash proceeds will be paid to holders of Common Stock, options, warrants and unvested restricted stock as additional Common Merger Consideration, up to an additional $1.00 per share of Common Stock.

There can be no assurance that Insignia will sell any of these assets or, if it does, that it will receive more than the specified amount through the asset sales. Additional Common Merger Consideration above $11.00 per share will be determined based on a denominator of approximately 26,500,000 common shares, options, warrants and unvested restricted stock. As a result, excess net cash proceeds of approximately $6.6 million over the specified amount would be required for each additional $0.25 increment of Common Merger Consideration. Total net cash proceeds from asset sales necessary to achieve the maximum $1.00 of additional Common Merger Consideration would approximate $71.5 million.

The Merger Agreement further provides that all of Insignia’s directors will resign immediately prior to the completion of the Merger. Following the Merger, Insignia will cease to be a reporting company under the Securities Exchange Act of 1934, as amended, and its Common Stock will cease to be traded on the New York Stock Exchange. Consummation of the Merger requires approval by Insignia’s shareholders, CB’s receipt of equity and debt financing, the receipt of regulatory approvals and other customary closing conditions. In connection with the Merger Agreement, several members of senior management of Insignia (who collectively own approximately 6.6% of voting common shares) entered into Voting Agreements with CB and Insignia (the “Voting Agreements”), pursuant to which these individuals agreed to vote their shares in favor of approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger and the Merger Agreement and to vote their shares against any acquisition proposal from a third-party.

Insignia Financial Group, Inc.

Notes to Consolidated Financial Statements (continued)

22. Subsequent Events (continued)

Proposed CB Richard Ellis Merger (continued)

In early 2003, Insignia sold two minority-owned assets in the ordinary course of business and continues to consider or explore potentially selling certain other existing real estate investments, as permitted by the Merger Agreement, in an effort to provide additional Common Merger Consideration to the holders of Common Stock, options, warrants and unvested restricted stock. Due to the limited time available to market such investment assets for potential sale prior to the closing of the Merger, which is expected to occur no later than July 14, 2003, there can be no assurances that any asset sales would not result in losses.

In the event that the proposed Merger is consummated, Blackacre has agreed to the conversion of the convertible preferred stock into a cash amount equal to the stated value of $100.00 per share plus accrued and unpaid dividends. In addition, borrowings under the subordinated credit agreement would be repaid and the credit agreement terminated simultaneous with the closing of the Merger.

Sale of Insignia Residential Group and Insignia Douglas Elliman

On March 14, 2003, Insignia completed the sale of its New York-based residential businesses, Insignia Residential Group and Insignia Douglas Elliman, to Montauk Battery Realty, LLC. The financial terms of the sale included the payment of $66.75 million to Insignia at closing and a potential additional $1.0 million receivable one year from closing. In addition, the buyer acceded to additional contingent earnout obligations of Insignia Douglas Elliman totaling up to $4.0 million, depending on the future performance of the business. Insignia will discontinue the operations of these businesses for financial reporting purposes in the first quarter of 2003. These residential businesses collectively produced service revenues in 2002, 2001 and 2000 of $133.7 million, $119.2 million and $134.1 million, respectively. Simultaneous with closing, Insignia paid down $67.0 million on its senior revolving credit facility, decreasing outstanding borrowings to $28.0 million.